SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Westamerica Bancorporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1108 Fifth Avenue

San Rafael, California 94901

March 13, 2017

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Westamerica Bancorporation. It will be held at 11:00 a.m. Pacific Time on Thursday, April 27, 2017, at the Hilton Garden Inn Fairfield, 2200 Gateway Court, Fairfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

At the Annual Meeting, the shareholders will be asked to (i) elect nine Directors; (ii) approve a non-binding advisory vote on the compensation of our named executive officers; (iii) re-approve the performance criteria for incentive compensation; (iv) approve a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers; (v) ratify the selection of the independent auditor; (vi) consider and vote upon a shareholder proposal regarding an independent board chairman; and (vii) conduct other business that may properly come before the Annual Meeting.

In order to ensure your shares are voted at the Annual Meeting, you can vote through the internet, by telephone or by mail. Instructions regarding internet and telephone voting are included on the Proxy Card. If you elect to vote by mail, please sign, date and return the Proxy Card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting in the section entitled “Voting Information – How You Can Vote.”

We look forward to seeing you at the Annual Meeting on Thursday, April 27, 2017, at the Hilton Garden Inn Fairfield, in Fairfield, California.

Sincerely,

David L. Payne
Chairman of the Board, President
and Chief Executive Officer

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, April 27, 2017

Time:	11:00 a.m. Pacific Time

Place:	Hilton Garden Inn Fairfield, 2200 Gateway Court, Fairfield, California.

Items of Business

1.	Elect nine Directors to serve until the 2018 Annual Meeting of Shareholders;

2.	Approve a non-binding advisory vote on the compensation of our named executive officers;

3.	Re-approve the performance criteria for incentive compensation;

4.	Approve a non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

5.	Ratify selection of independent auditor;

6.	Consider and vote upon a shareholder proposal regarding an independent board chairman; and

7.	Conduct other business that may properly come before the Annual Meeting and any adjournments or postponements.

Who Can Vote?

Shareholders of Record at the close of business on February 27, 2017 are entitled to notice of, and to vote at the Annual Meeting or any postponement or adjournment thereof.

Admission to the Annual Meeting

No ticket will be necessary for admission to the Annual Meeting. However, to facilitate the admission process, Shareholders of Record (“registered holder”) planning to attend the Annual Meeting should check the appropriate box on the Proxy Card. Your name will be added to a list of attendees. If you hold shares through an intermediary, such as a bank or broker (“beneficial holder”), you may need to register at the desk in the lobby. Please bring the following as evidence of ownership: 1) a legal proxy, or your brokerage statement dated on or after February 27, 2017, evidencing your ownership on February 27, 2017, the record date; and 2) photo identification.

Annual Report

Westamerica Bancorporation’s Annual Report on Form 10-K (“Annual Report”) to shareholders for the fiscal year ended December 31, 2016 is enclosed or is available for viewing as indicated on the Shareholder Meeting Notice and on the Company’s website at: www.westamerica.com, under “Shareholders.” The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but does not constitute a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine
March 13, 2017	VP/Corporate Secretary

IMPORTANT: The availability of proxy materials for the shareholder meeting being held on Thursday, April 27, 2017, the Proxy Statement, and the Annual Report on Form 10-K are available at: www.westamerica.com.

YOUR VOTE IS IMPORTANT PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY TELEPHONE OR ONLINE USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

PROXY STATEMENT

March 13, 2017

GENERAL

The Westamerica Board of Directors is soliciting proxies to be used at the 2017 Annual Meeting of Shareholders of Westamerica Bancorporation (the “Company”), which will be held at 11:00 a.m. Pacific Time, Thursday, April 27, 2017, or at any adjournment or postponement of the Annual Meeting. Proxies are solicited to give all Shareholders of Record (“registered holder”) an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted at the Annual Meeting.

Voting Information

Internet Availability of Proxy Materials. We are providing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 13, 2017, we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proof of Ownership May Be Required for Attending Annual Meeting in Person. You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on February 27, 2017, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, the Company reserves the right to request proof of ownership of Westamerica Bancorporation common stock on the record date. This can be:

•	A brokerage statement or letter from a bank or broker indicating ownership on February 27, 2017;
•	The Notice of Internet Availability of Proxy Materials;
•	A printout of proxy distribution email (if you received your materials electronically);
•	A Proxy Card;
•	A voting instruction form; or
•	A legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the Proxy Card properly executed, and a copy of the proof of ownership. The Company reserves the right to ask shareholders and proxy holders to present a form of photo identification such as a driver’s license.

Proxy Card. The Board has designated Arthur C. Latno, Jr., Ronald A. Nelson and Edward B. Sylvester to serve as Proxies for the Annual Meeting. As Proxies, they will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, the Proxies will vote FOR the election of all of the Director nominees, FOR approval of the advisory vote on the compensation of our named executive officers, FOR the re-approval of our performance criteria for incentive compensation; EVERY ONE YEAR for the advisory vote on the frequency of the advisory vote on compensation of our named executive

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officers, FOR ratifying the selection of independent auditor, and AGAINST the shareholder proposal regarding an independent board chairman. The Proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Annual Meeting that we did not have notice of by January 28, 2017.

Quorum and Shares Outstanding. A quorum, which is a majority of the total shares outstanding as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by shareholders attending in person or by proxy. On February 27, 2017, 26,273,817 shares of Westamerica Bancorporation common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Annual Meeting for the purpose of determining whether a quorum exists.

Election of Director Nominees. Each share is entitled to one vote, except in the election of Directors where a shareholder may cumulate votes as to candidates nominated prior to voting, but only when a shareholder gives notice of intent to cumulate votes prior to the voting at the Annual Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of Directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the Proxy Holders’ discretion if any shareholder requests cumulative voting. In the election of Directors, the nine nominees receiving the highest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and for other nominees but they will not be voted for the election of that nominee. If you attend the Annual Meeting and have already voted, you may vote in person in order to rescind your previous vote.

Vote Required; Effect of Abstentions and Broker Non-Votes. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial holder of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a legal proxy from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections or advisory votes on executive compensation. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

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Proposal Number	Proposals	Votes Required for Approval	Abstentions	Uninstructed Shares	Board Vote Recommendation
1	Election of directors	Nine nominees receiving the most votes	Not voted	Not voted	FOR
2	Advisory vote on executive compensation "Say on Pay"	Majority of shares voted	Not voted	Not voted	FOR
3	Re-approve the performance criteria for incentive compensation	Majority of shares voted	Not voted	Not voted	FOR
4	Advisory vote on the frequency of "Say on Pay"	Majority of shares voted	Not voted	Not voted	EVERY ONE YEAR
5	Ratification of independent auditor	Majority of shares voted	Not voted	Broker discretionary vote	FOR
6	Shareholder proposal - independent board chairman	Majority of shares voted	Not voted	Not voted	AGAINST

Other Matters. Approval of any other matter considered at the Annual Meeting will require the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

How You Can Vote. Your vote is very important and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy.

Registered Holders. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered a registered holder of those shares. Please vote by proxy in accordance with the instructions on your Proxy Card, or the instruction you received by email.

A registered holder can vote in one of the following four ways:

•	Via the Internet. Go to the website noted on your Proxy Card in order to vote via the internet. Internet voting is available 24 hours a day. We encourage you to vote via the internet, as it is the most cost-effective way to vote. When voting via the internet, you do not need to return your Proxy Card.

•	By Telephone. Call the toll-free telephone number indicated on your Proxy Card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day. When voting by telephone, you do not need to return your Proxy Card.

•	By Mail. Mark your Proxy Card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a Proxy Card and must vote via the internet or by telephone.

•	In person. You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a Proxy Card or voted via internet or telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

We have been advised by counsel that these telephone and internet voting procedures comply with California law.

Beneficial Shareholders. If your shares are held in a brokerage account in the name of your bank, broker, or other holder of record (“beneficial holder” or “street name”), you are not a registered holder, but rather are considered a

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beneficial holder of those shares. Your bank, broker, or other holder of record will send you instructions on how to vote your shares. If you are a beneficial holder, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Voting Deadlines. If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) your vote must be received by 11:59 p.m. Central Time, on April 24, 2017. All other shareholders voting by telephone or internet must vote by 12:01 a.m. Central Time, on April 27, 2017 to ensure that their vote is counted.

Revocation of Proxy. Registered Holders who vote by proxy, whether by telephone, internet or mail, may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Annual Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the internet prior to 12:01 a.m. Central Time, on April 27, 2017 (prior to 11:59 p.m. Central Time, on April 24, 2017 for ESOP participants); or (c) attending the Annual Meeting in person and casting a ballot. If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker or other nominee.

Additional Information

Householding. As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) only one envelope containing two or more Notices of Internet Availability of Proxy Materials is being delivered to shareholders residing at the same address, unless such shareholders have notified their bank, broker, Computershare Investor Services, or other holder of record that they wish to receive separate mailings. If you are a beneficial holder and own your shares in street name, contact your broker, bank or other holder of record to discontinue householding and receive your own separate copy of the Notice in future years. If you are a registered holder and own your shares through Computershare Investor Services, contact Computershare toll-free at 877-588-4258 or in writing directed to Computershare Investor Services, 250 Royall Street, Mail Stop 1A, Canton, MA 02021 to discontinue householding and receive multiple Notices in future years. To receive an additional Annual Report or Proxy Statement this year, contact Shareholder Relations at 707-863-6992 or follow the instructions on the Notice. Mailing of dividends, dividend reinvestment statements, and special notices will not be affected by your election to discontinue duplicate mailings of the Notice.

Electronic Access to Proxy Materials and Annual Reports. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, this Proxy Statement and the 2016 Annual Report are available on the Company’s website at: www.westamerica.com. If you hold your Westamerica Bancorporation common stock in street name through a broker, a bank or other nominee, you may have the option of securing your Proxy Statement and Annual Report via the internet. If you vote this year’s proxy electronically, you may also elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions given by your bank, broker, or other holder of record when you vote. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this Proxy Statement.

Stock Ownership

Security Ownership of Certain Beneficial Holders. Based on Schedule 13G filings, shareholders beneficially holding more than 5% of Westamerica Bancorporation common stock outstanding as of December 31, 2016, in addition to those disclosed in the Security Ownership of Directors and Management section below, were:

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Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	Common	2,930,402	(1)	11.40%
Eaton Vance Management 2 International Place, Boston, MA 02110	Common	2,413,519	(2)	9.40%
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	Common	2,197,036	(3)	8.55%
T. Rowe Price Associates, Inc 100 East Pratt Street, Baltimore, MD 21202-1009	Common	2,193,328	(4)	8.50%
American Century Investment Management, Inc. 4500 Main Street, Kansas City, MO 64111	Common	2,094,922	(5)	8.16%

(1) The Schedule 13G filed with the SEC on January 17, 2017 disclosed that the reporting entity, BlackRock, Inc., held sole voting power over 2,872,299 shares and sole dispositive power over 2,930,402 shares.

(2) The Schedule 13G filed with the SEC on February 15, 2017 disclosed that the reporting entity, Eaton Vance Management, held sole voting power over 2,413,519 shares and sole dispositive power over 2,413,519 shares.

(3) The Schedule 13G filed with the SEC on February 10, 2017 disclosed that the reporting entity, The Vanguard Group, Inc., held sole voting power over 30,091 shares and sole dispositive power over 2,164,259 shares, and shared dispositive power over 32,777 shares.

(4) The Schedule 13G was filed with the SEC on February 7, 2017. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial holder of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial holder of such securities.

(5) The Schedule 13G filed with the SEC on February 10, 2017 disclosed that the reporting entity, American Century Investment Management, Inc., held sole voting power over 2,056,143 shares and sole dispositive power over 2,094,922 shares.

Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined below) by each of the current Directors, by the Chief Executive Officer (“CEO”), by the Chief Financial Officer (“CFO”), and by the three other most highly compensated executive officers, and by all Directors and Officers of the Company as a group as of February 27, 2017. As of February 27, 2017, there were 26,273,817 outstanding shares of Westamerica Bancorporation’s common stock. For the purpose of the disclosure of ownership of shares by Directors and Officers below, shares are considered to be beneficially owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of December 31, 2016.

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Amount And Nature Of Beneficial Ownership

Name and Address**	Sole Voting and Investment Power		Shared Voting and Investment Power		Right to Acquire Within 60 days of December 31, 2016		Total(1)	Percent of Class(2)
Etta Allen	10,882	(3)	-		-		10,882	*
Louis E. Bartolini	1,700		-		-		1,700	*
E. Joseph Bowler	-		25,887	(4)	-		25,887	0.1%
Arthur C. Latno, Jr.	3,460	(5)	-		-		3,460	*
Patrick D. Lynch	1,000		-		-		1,000	*
Catherine Cope MacMillan	8,600	(6)	-		-		8,600	*
Ronald A. Nelson	44,000		-		-		44,000	0.2%
David L. Payne	1,453	(7)	885,570	(8)	-		887,023	3.4%
Edward B. Sylvester	73,750		-		-		73,750	0.3%
John "Robert" A. Thorson	415	(9)	7,865	(10)	23,100		31,380	0.1%
David L. Robinson	4		1,939		42,360	(11)	44,303	0.2%
Dennis R. Hansen	30		29,074		79,361	(11)	108,465	0.4%
Russell W. Rizzardi(12)	10		1		-		11	-

All 14 Directors and Executives
Directors and Officers as a Group	145,329	951,193	190,755	1,287,277	4.9%

* Indicates beneficial ownership of less than one-tenth of one percent (0.1%) of the Company’s common shares.

** The address of all persons listed is 1108 Fifth Avenue, San Rafael, CA 94901.

(1) None of the shares held by the Directors and Officers listed above have been pledged.

(2) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 10,350 shares held in a trust as to which Mrs. Allen is trustee.

(4) Includes 25,887 shares held in trust as to which Mr. Bowler is co-trustee with shared voting and investment power.

(5) Includes 1,115 shares owned by Mr. Latno’s wife as to which Mr. Latno disclaims beneficial ownership.

(6) Includes 6,000 shares held in a trust as to which Ms. MacMillan is trustee and 400 shares held in trust under the California Uniform Gift to Minors Act as to which Ms. MacMillan is custodian.

(7) Includes 462 shares held in a trust under the California Uniform Gift to Minors Act as to which Mr. Payne is custodian.

(8) Includes 528,837 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and CEO, as to which Mr. Payne disclaims beneficial ownership, and 345,808 shares held in a trust as to which Mr. Payne is co-trustee with shared voting and investment power.

(9) Includes 415 shares held in a trust under the California Uniform Gift to Minors Act as to which Mr. Thorson is custodian.

(10) Includes 7,152 shares held in a trust as to which Mr. Thorson is co-trustee with shared voting and investment power.

(11) During 1996, the Company adopted the Westamerica Bancorporation Deferral Plan (the “Deferral Plan”) that allows recipients of Restricted Performance Shares (“RPS”) to defer receipt of vested RPS shares into succeeding years. Amounts shown include RPS shares that have been deferred into the Deferral Plan for the following accounts in amounts of: Messrs. Hansen - 14,780 shares; and Robinson - 19,140 shares.

(12) Mr. Rizzardi’s compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act requires the Company’s Directors and Executive Officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Our employees generally prepare these reports on the basis of information received from each Director and Officer. Based on the review of copies of the forms filed, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its directors, officers, and 10% shareholders were filed timely.

PROPOSAL 1 – ELECTION OF DIRECTORS

Board of Directors

Nine Directors have been nominated for election at the Annual Meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. The Proxies will vote for the nine nominees named below unless you give different voting instructions on your Proxy Card. Each nominee is presently a Director of the Company and has consented to serve a new term. The Board does not anticipate that any of the nominees will be unavailable to serve as a Director, but if that should occur before the Annual Meeting, the Board reserves the right to substitute another person as nominee. The Proxies will vote for any substitute nominated by the Board of Directors. The Proxies may use their discretion to cumulate votes for election of Directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion.

Nominees

The nominees for election as Directors are named and certain information with respect to them is given below. Our nominees are seasoned leaders who bring to the Board an array of financial services, public and private company, non-profit, and other business experience. As a group they possess experience in leadership, consumer banking, commercial and small business banking, investment banking, capital markets, financial advisory services, finance and accounting, risk management and real estate. Many of the Board Members have seen the Company through a variety of economic conditions. The information below has been furnished to the Company by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated and no nominee has served on the Board of Directors of another public company during the past five years.

Name of Nominees, Principal Occupations, and Qualifications

Etta Allen – Director since 1988

Etta Allen (87) is President and CEO of Allen Heating and Sheet Metal and President and CEO of Sunny Slope Vineyard in Sonoma County, California. She is a member of the Employee Benefits and Compensation Committee and the Loan and Investment Committee. Mrs. Allen is also a Director of Westamerica Bank.

In 1972, she became the second woman in the state of California to become a licensed contractor in heating, ventilation, air conditioning and sheet metal, and in 1974 she became President and CEO of Allen Heating and Sheet Metal. Under her leadership the company became recognized throughout California. She was the first woman president of Marin Builders Exchange and during her time on the executive committee she also served as a trustee and later as chairman of their successful insurance trust. She was the first woman contractor on the Executive Committee of the California Association of Builders Exchanges.

Etta Allen is one of the pioneers for women in non-traditional careers. As an entrepreneur, businesswoman and an involved community leader, she brings independence, operations management and executive experience to the Board.

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Louis E. Bartolini – Director since 1991

Louis E. Bartolini (84) retired from Merrill Lynch, Pierce, Fenner & Smith, Inc. (now Merrill Lynch and Co.) as a financial consultant. He currently serves on the Audit Committee and is also a Director of Westamerica Bank. Mr. Bartolini has 34 years of experience in the financial industry serving as a financial consultant and branch manager for Merrill Lynch and Co. and has been active for over 36 years in the non-profit community in Marin County. He has served on the boards of many non-profit organizations, including a five-year term as president of the Marin Symphony, a Board member of the Association of California Symphony Orchestras, and a past District Governor of Rotary International.

Mr. Bartolini’s continuing interest in the financial industry, his leadership skills, and financial and investment expertise are of great value to the Board. His extensive ties to local community and business leaders through his long-term volunteer involvement provide the Board with a broad prospective and insights into key segments of our markets and customer base.

E. Joseph Bowler – Director since 2003

E. Joseph Bowler (80) retired as Senior Vice President and Treasurer of the Company in 2002. He currently serves as a member of the Audit Committee and is also a Director of Westamerica Bank. Mr. Bowler holds a Masters of Business Administration from Stanford University.

With many years of direct banking experience, Mr. Bowler brings strong financial and investment expertise important to the oversight of our financial reporting and interest rate risk management. In addition, Mr. Bowler’s experience as a director and trustee of various non-profit community and educational organizations brings strategic planning and corporate governance skills to the Board.

Arthur C. Latno, Jr. – Director since 1985

Arthur C. Latno, Jr. (87) retired from Pacific Telesis Group (now Pacific Bell Telephone Company) as an Executive Vice President. He currently serves on the Company’s Executive Committee, the Employee Benefits and Compensation Committee, and the Loan and Investment Committee and is Chairman of the Nominating Committee. Mr. Latno is also a Director of Westamerica Bank. His expertise stems from his wide-ranging responsibilities at Pacific Bell, which included operations, regulatory responsibilities, and public and governmental relations. His proficiency in strategic planning was recognized by the City of San Francisco when he was selected to serve on the City’s Port of San Francisco Strategic Planning Advisory Panel. He has also been involved with the Marin General Hospital Foundation, the Fine Arts Museum of San Francisco and numerous other community organizations in the locations where the Company has a significant presence. Mr. Latno is also a former U.S. Ambassador and Chairman of the U.S. Delegation Treaty Conference (rank accorded by President Reagan) in Melbourne, Australia, and a former Chairman of the Board of Trustees and Past President of Board of Regents of St. Mary’s College in California. He was a recipient of the Anti-Defamation League’s Americanism Award and the Friends of the Human Rights Commission’s Human Rights Award.

Mr. Latno’s most important contributions to the Board are his executive leadership, strategic planning skills, and regulatory and public relations experience.

Patrick D. Lynch – Director since 1986

Patrick D. Lynch (83) retired as Vice President and General Manager of the U.S. Semiconductor Division of Motorola. He currently serves as Chairman of the Employee Benefits and Compensation Committee, is a member of the Executive Committee and the Nominating Committee, and is also a Director of Westamerica Bank. Mr. Lynch has held executive positions at Nicolet Instrument Company and several venture capital high-tech start-up companies.

Mr. Lynch brings to the Board operations, financial and marketing expertise as well as a valued historical perspective.

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Catherine Cope MacMillan – Director since 1985

Catherine Cope MacMillan (69) is a former owner of the Huntington Hotel in San Francisco and La Playa Hotel in Carmel-by-the-Sea. She is a member of the Loan and Investment Committee and the Audit Committee. She is also a Director of Westamerica Bank. Ms. MacMillan previously operated a prominent restaurant for nearly 20 years. She is a graduate of the University of California at Davis and Pacific McGeorge School of Law. She has also served in numerous leadership capacities for community organizations.

Ms. MacMillan’s experience in administration and operational aspects of various businesses and organizations provides the Board with sound leadership.

Ronald A. Nelson – Director since 1988

Ronald A. Nelson (74) was Executive Vice President of Charles M. Schulz Creative Associates through 1995. He serves as the Chairman of the Audit Committee and is a member of the Employee Benefits and Compensation Committee. He is also a Director of Westamerica Bank. Mr. Nelson has a background as a Certified Public Accountant and has been designated as the Audit Committee’s “financial expert.” He has been a resident of Sonoma County since 1970, which is one of the bank’s primary markets and where he has been involved in business management, investment management, and the development of commercial real estate. He also served as a board member and chairman of Santa Rosa Memorial Hospital, which is the area’s primary acute care hospital.

Mr. Nelson’s extensive business and financial expertise provides important oversight of our financial reporting and risk management.

David L. Payne – Director since 1984

David L. Payne (61) is Chairman, President & CEO of Westamerica Bancorporation. He was appointed Chairman in 1988 and Chief Executive Officer in 1989 and is Chairman of the Executive Committee. Mr. Payne is also Chairman, President & CEO of Westamerica Bank. He brings to the Board strong leadership and a vision for the future. He has a thorough knowledge of the banking industry, manages regulatory and business development issues, and has extensive financial and accounting expertise. Mr. Payne possesses excellent management, strategic development and business skills.

Since Mr. Payne’s appointment as Chairman of the Board, Westamerica’s dividends per share have risen twelve-fold and capital levels have increased nine-fold. Total assets have quadrupled during his tenure and net income has risen by a multiple of 12. Return on equity was 10.9% for the year ended December 31, 2016.

Mr. Payne has successfully negotiated and led the Company through many mergers including: John Muir National Bank, Napa Valley Bancorporation, PV Financial, CapitolBank – Sacramento, North Bay Bancorp, ValliCorp Holdings, First Counties Bank, Kerman State Bank, Redwood Empire Bancorp, County Bank, and Sonoma Valley Bank. Mr. Payne also manages his family printing, publishing and cable television business.

Edward B. Sylvester – Director since 1979

Edward Sylvester (80) is a licensed civil engineer and the founder of SCO Planning and Engineering. He retired from the day-to-day engineering profession in 2007, but continues as a private consultant. Mr. Sylvester is currently a member of the Executive Committee, the Nominating Committee, Chairman of the Loan and Investment Committee, and serves as Lead Independent Director of Westamerica Bancorporation. He was a founding Director of Gold Country Bank headquartered in Grass Valley until the bank merged with Westamerica’s predecessor, Independent Bankshares, at which time he was nominated to serve on the corporate Board by his peers. Mr. Sylvester is the Chairman of the Board of Nevada County Broadcasters. He is a member and Past Chairman of the Board of Sierra Nevada Memorial Hospital where he is also a member of their Finance Committee and a member of the Strategy Committee. He is the liaison from the hospital board to the Sierra Nevada Memorial Hospital Foundation and a member of the Foundation Board. Mr. Sylvester has previously served as a member and Chairman of the California

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Transportation Commission that prioritizes state transportation projects and allocates funding. He is a past President of the Rotary Club of Grass Valley and past Chairman of the Grass Valley Chamber of Commerce. Mr. Sylvester has run 23 marathons to date and was the 14th person in the world to complete a full marathon on all seven continents including Antarctica.

The depth of Mr. Sylvester’s experience gives him first-hand understanding of all the nuances of development and development funding, a current knowledge of the retail economy, and a state-wide perspective and experience in funding allocation. His long tenure on the Board brings a historical and long-term perspective while he remains current on financial issues with his continuing leadership role in the community and active management positions.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF ALL NOMINEES

Board of Directors and Committees

Director Independence and Leadership Structure

The Board of Directors has considered whether any relationships or transactions related to a Director were inconsistent with a Director’s independence. Based on this review, the Board has determined that E. Allen, L.E. Bartolini, E.J. Bowler, A.C. Latno, Jr., P.D. Lynch, C.C. MacMillan, R.A. Nelson, and E.B. Sylvester are “independent” Directors as defined in NASDAQ rules.

Our Board has carefully considered the critical issue of Board leadership. In the context of risk management, the leadership of each Board committee primarily responsible for risk management is vested in an independent committee chair. With regard to the leadership of the meetings of the full Board, our Board of Directors has carefully evaluated whether the positions of chairman and CEO should be separate or combined. Our Board believes that the most effective leadership structure for the Company at this time is to combine the responsibilities of the Chairman and CEO, a structure that has been successful since 1989. The combined positions avoid a duplication of efforts, enable decisive leadership, ensure a clear accountability for the performance of the Company, a more rapid implementation of decisions, and a consistent vision. Given the size of our employee base and our level of assets relative to larger, more complex banking structures, our Company is particularly well suited to combine the Chairman and CEO functions. Furthermore, our management team has an average tenure of 23 years and does not require the substantial oversight needed by a less experienced team, which has allowed our Chairman and CEO to lead the Company through eleven acquisitions since 1992.

To ensure strong Board oversight eight of our nine Directors are, as noted above, independent as defined by NASDAQ. Only non-management directors sit on Board committees, with the exception of the Executive Committee, and every non-management director sits on one or more of these Committees. All non-management directors meet at least four times a year outside the presence of the Chairman and CEO. The Board completes an annual board evaluation that is discussed by the Nominating Committee and presented to the full Board.

Although the Board believes that it is more effective to have one person serve as the Chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board, accordingly, the Board has established a strong, independent Lead Director, Mr. Sylvester, who must serve at least one year and has the following clearly delineated and comprehensive duties:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;
•	Serves as liaison between the Chairman and the independent Directors;
•	Approves information sent to the Board;
•	Approves meeting agendas for the Board;
•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	Has the authority to call meetings of the independent Directors; and

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•	If requested by major shareholders, ensures that he or she is available for consultation and direct communication.

The Board does not believe that the fact an independent Lead Director does not preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, or to address any issues the Board chooses, independently of the Chairman.

The Board of Directors of the Company also serve as the Board of Directors of Westamerica Bank, and as such are well informed of Bank operations through regular reports and discussions on the operations of the Bank. The Directors’ longevity with the Company has exposed them to a wide range of business cycles, which plays a critical role in managing the risk profile and profitability of the Company through the current economic environment.

Role of the Board of Directors in Risk Oversight

The Board is also responsible for overseeing all aspects of management of the Company, including risk oversight, which is effected through all Board committees, but primarily through the Board’s Audit Committee. The Internal Audit Department reports directly to the Board’s Audit Committee. It presents its independently prepared company-wide annual risk assessment, its evaluation of Management’s prepared risk assessment and its audit plan incorporating the risk assessment, including the policies and procedures utilized to monitor and control such exposures, to the Board’s Audit Committee.

The internal loan review function reports directly to the Board’s Loan and Investment Committee. It reports ongoing evaluations of loan portfolios and the risk rating of individual loans using guidelines established by bank regulatory authorities, to the Board’s Loan and Investment Committee.

Meetings

The Company expects all Board members to attend all meetings, including the Annual Meeting of Shareholders, except for reasons of health or special circumstances. The Board held a total of ten meetings during 2016. Every Director attended at least 75% of the aggregate of: (i) the Board meetings held during that period in which they served; and (ii) the total number of meetings of any Committee of the Board on which the Director served. Each individual who served on the Board of the Company on the date of the 2016 Annual Meeting of Shareholders attended the meeting, except for Mr. Bartolini.

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Committees of the Board

Director Name	Executive Committee	Audit Committee	Employee Benefits and Compensation Committee	Loan and Investment Committee	Nominating Committee
Etta Allen			X	X
Louis E. Bartolini		X
E. Joseph Bowler		X
Arthur C. Latno, Jr.	X		X	X	Chair
Patrick D. Lynch	X		Chair		X
Catherine Cope MacMillan		X		X
Ronald A. Nelson		Chair	X
David L. Payne	Chair
Edward B. Sylvester	X			Chair	X
Number of Meetings in 2016	9	5	5	9	1

Executive Committee

Functions: The Board delegates to the Executive Committee all powers and authority of the Board in the management of the business affairs of the Company between board meetings, which the Board is allowed to delegate under California law.

Audit Committee

The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ for Audit Committee purposes. The Board has also designated Mr. Nelson as the “Audit Committee financial expert” as defined by the rules of the SEC and has determined that he is “financially sophisticated” under NASDAQ rules. In concluding that Mr. Nelson is the Audit Committee financial expert, the Board determined that he has:

•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
•	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;
•	an understanding of internal control over financial reporting; and
•	an understanding of Audit Committee functions.

Designation of a person as an Audit Committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other Director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Functions: The Audit Committee provides independent, objective oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and performance of the Company’s independent auditor as it performs audit, review or attest services, and the Company’s internal audit and control function. It selects and retains the independent registered public accounting

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firm, and reviews the plan and the results of the auditing engagement. It acts pursuant to a written charter that was reaffirmed by the Board of Directors in January 2017 and is attached as Exhibit A to the Proxy Statement for this 2017 Annual Meeting of Shareholders.

Employee Benefits and Compensation Committee

The Employee Benefits and Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised solely of Directors who are not current or former employees of Westamerica or any of its affiliates. They are independent as defined by NASDAQ rules.

Functions: The Compensation Committee administers Westamerica Bancorporation’s 2012 Amended and Restated Stock Option Plan of 1995, Tax Deferred Savings and Retirement Plan, Deferred Profit Sharing Plan, Deferred Compensation Plan, and the Westamerica Bancorporation Deferral Plan. It administers the Company’s compensation programs and reviews and reports to the Board the compensation level for executive officers, including the CEO, of the Company and its subsidiaries and determines that compensation plans are balanced between financial results and prudent risk taking. The Compensation Committee determines annual corporate performance objectives for equity compensation and cash bonuses and their related corporate, divisional and individual goals. Based on the CEO’s assessment of the extent to which each executive officer met those objectives and goals, the Committee determines each executive officer’s annual equity compensation and cash bonus. The Compensation Committee also establishes the individual goals and targets for the CEO. All compensation approved by the Compensation Committee is reported to the full Board of Directors. The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis.”

The Compensation Committee is governed by a written charter as required by NASDAQ rules. The charter was reaffirmed by the Board of Directors in January 2017 and is attached as Exhibit B to the Proxy Statement for this 2017 Annual Meeting of Shareholders. The Compensation Committee has the authority to seek assistance from officers and employees of the Company as well as external legal, accounting and other advisors. It has not retained outside consultants for compensation advice, but can request assistance on an as-needed basis. It does not delegate authority to anyone outside of the Compensation Committee. The Payroll and Employee Benefits Department supports the Compensation Committee by fulfilling certain administrative duties regarding the compensation programs.

Nominating Committee

The Board of Directors has determined that all members of the Nominating Committee are independent, as defined in NASDAQ rules.

Functions: The Nominating Committee screens and recommends qualified candidates for Board membership. This Committee recommends a slate of nominees for each Annual Meeting. As part of that process, it evaluates and considers all candidates submitted by shareholders in accordance with the Company’s Bylaws, and considers each existing Board member’s contributions. The Committee applies the same evaluation standards whether the candidate was recommended by a shareholder or the Board. The Nominating Committee is governed by a written charter, which was reaffirmed January 27, 2016 and attached as Exhibit B to the Proxy Statement for the 2016 Annual Meeting of Shareholders.

While the Board does not have a formal diversity policy, it broadly defines diversity to encompass a diverse range of skills and expertise sufficient to provide prudent guidance to the Company. In addition to the qualifications and characteristics described below, it considers whether the potential Director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience. Our Board includes Directors with experience in public corporations and non-profit organizations, as well as entrepreneurial

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individuals who have successfully run their own private enterprise. Our Board also has a broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in capital management, finance, accounting, regulatory affairs, and investment management.

Nominating Directors. The Nominating Committee will consider shareholder nominations submitted in accordance with Section 2.14 of the Bylaws of the Company. That section requires, among other things, that nominations be submitted in writing and must be received by the Corporate Secretary at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders. If the date for the current year’s Annual Meeting changes more than 30 days from the date on which the prior year’s meeting was held, the Company must receive notice with a reasonable amount of time before the Company mails its proxy materials for the current year.

Nominations must include the following information:

•	The principal occupation of the nominee;
•	The total number of shares of capital stock of the Company that the shareholder expects will be voted for the nominee;
•	The name and address of the nominating shareholder; and
•	The number of shares of capital stock of the Company owned by the nominating shareholder.

The Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on the Board:

•	Appropriate personal and professional attributes to meet the Company’s needs;
•	Highest ethical standards and absolute personal integrity;
•	Physical and mental ability to contribute effectively as a Director;
•	Willingness and ability to participate actively in Board activities and deliberations;
•	Ability to approach problems objectively, rationally and realistically;
•	Ability to respond well and to function under pressure;
•	Willingness to respect the confidences of the Board and the Company;
•	Willingness to devote the time necessary to function effectively as a Board member;
•	Possess independence necessary to make unbiased evaluation of Management performance;
•	Be free of any conflict of interest that would violate applicable law or regulation or interfere with ability to perform duties;
•	Broad experience, wisdom, vision and integrity;
•	Understanding of the Company’s business environment; and
•	Significant business experience relevant to the operations of the Company.

Loan and Investment Committee

Functions: This Committee reviews major loans and investment policies.

Director Compensation

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee members of the Board of Directors in the fiscal year 2016. Directors who are employees of the Company receive no compensation for their services as Directors.

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Director Compensation Table For Fiscal Year 2016

Name(1)	Fees Earned Paid in Cash	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	Total
Etta Allen	$42,400	$66,563	$108,963
Louis E. Bartolini	37,000	660	37,660
E. Joseph Bowler	37,000	-	37,000
Arthur C. Latno, Jr.	48,650	-	48,650
Patrick D. Lynch	44,250	-	44,250
Catherine Cope MacMillan	40,600	-	40,600
Ronald A. Nelson	41,250	-	41,250
Edward B. Sylvester	45,600	11,582	57,182

(1) Non-employee Directors did not receive options or stock awards. During 2016, non-employee Directors of the Company each received an annual retainer of $22,000. Each non-employee Director received $1,200 for each meeting of the Board attended and $600 for each Committee meeting attended. The Chairman of each Committee received an additional $250 for each Committee meeting attended. All non-employee Directors are reimbursed for expenses incurred in attending Board and Committee meetings. The Chairman of the Board, David L. Payne, is compensated as an employee and did not receive any compensation as a Director.

(2) The Deferred Compensation Plan allows non-employee Directors to defer some or all of their Director compensation with interest earnings credited on deferred compensation accounts. The amount shown is the interest on nonqualified deferred compensation that exceeds 120% of the long-term Applicable Federal Rate, with compounding, on all cash compensation deferred in 2016 and in previous years.

Westamerica Bancorporation does not have a charitable donations program for Directors nor does it make donations on behalf of any Director(s). The Company may make a nominal donation through its Community Relations program to non-profit organizations where a Director(s) may have an affiliation.

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of the Company and Westamerica Bank serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of Shareholders. It is anticipated that each of the executive officers listed below will be reappointed to serve in such capacities at that meeting.

David L. Payne – Held since 1984

David L. Payne (61) is the Chairman of the Board, President and CEO of the Company and Westamerica Bank. Mr. Payne also manages his family printing, publishing and cable television business.

John “Robert” Thorson – Held since 2005

John “Robert” Thorson (56) is Senior Vice President and Chief Financial Officer of the Company. Mr. Thorson joined Westamerica Bancorporation in 1989, was Vice President and Manager of Human Resources from 1995 until 2001 and was Senior Vice President and Treasurer from 2002 until 2005.

Dennis R. Hansen – Held since 2005

Dennis R. Hansen (66) is Senior Vice President and Manager of the Operations and Systems Administration of Community Banker Services Corporation. Mr. Hansen joined Westamerica Bancorporation in 1978 and was Senior Vice President and Controller for the Company until 2005.

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David L. Robinson – Held since 2007

David L. Robinson (57) is Senior Vice President and Banking Division Manager of Westamerica Bank. Mr. Robinson joined Westamerica Bancorporation in 1993 and has held several banking positions, most recently, Senior Vice President and Southern Banking Division Manager until 2007.

Russell W. Rizzardi – Held since 2008

Russell W. Rizzardi (61) is Senior Vice President and Chief Credit Administrator of Westamerica Bank. Mr. Rizzardi joined Westamerica Bank in 2007. He has been in the banking industry since 1979 and was previously with Wells Fargo Bank and U.S. Bank.

The Company has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K of the Securities Act of 1933) that is applicable to its senior financial officers including its chief executive officer, chief financial officer, and principal accounting officer.

Compensation Discussion and Analysis

The executive compensation practices described below have been followed consistently for twenty-four years. At each Annual Meeting of Shareholders since 2010, a majority of our shareholders approved an advisory proposal on the Company’s executive compensation.

The Compensation Committee governs the executive compensation program that combines three compensation elements: base salary, annual non-equity cash incentives, and long-term stock grants. Several compensation philosophies and practices underlie this program:

•	Base salaries for participants in this program should be limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance.
•	Incentive compensation (annual non-equity cash incentives and long-term stock grants) is based on measurement of performance against pre-established objective measurable goals. Specific criteria for each objective are established for “threshold,” “target,” and “outstanding” performance. On any one measure, performance below “threshold” results in no credit for that objective. “Threshold” performance results in 75% achievement, “target” performance results in 100% achievement, and “outstanding” performance results in 150% achievement. The performance achievement level determines the size of incentive compensation awards.
•	Long-term incentive stock grants will be awarded to senior management if the corporate performance level is rated “threshold” or better. The purpose of long-term incentive grants is to:
–	Motivate senior management to focus on long-term performance;
–	Avoid excessive risk-taking and instill conservative management practices;
–	Build equity ownership among Westamerica’s senior management;
–	Link shareholder interests to management incentives; and
–	Create ownership mentality among senior management.

In February 2013, the Board of Directors adopted a clawback policy that requires executive officers to forfeit previously awarded incentive compensation if the incentives were based on materially inaccurate financial statements or other performance measures that are later proven to be materially inaccurate or the achievement of which were due to fraud or other misconduct.

Establishing Incentive Levels, Determining Objectives and Measuring Performance

In administering the executive compensation program, the Compensation Committee determines “target” incentives for each position annually. The Compensation Committee exercises discretion in establishing “target”

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incentives in an effort to provide competitive pay practices while motivating and rewarding performance that benefits the Company’s long-term financial performance and shareholder interests, and avoiding excessive risk-taking.

At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance objectives. In establishing corporate performance objectives, the Compensation Committee takes into consideration the current operating environment for the commercial banking industry as well as internal management policies and practices which would, in the Compensation Committee’s opinion, benefit the long-term interests of the Company and its shareholders. Corporate performance measures include risk management elements considered to be responsive to the impact that current operating conditions could have on the long-term performance of the Company. The Compensation Committee monitors the economy and the banking industry’s operating environment throughout the ensuing year, and may exercise discretion in adjusting corporate performance objectives during the year.

The operating environment for the commercial banking industry is impacted by a myriad of factors including, but not limited to, local, national and global economic conditions, interest rate levels and trends, monetary policies of the Federal Reserve Board and its counterparts in other countries, fiscal policies of the United States government and other global political conditions, regulations and legislation, liquidity in capital markets, the demand for capital by commercial enterprises and consumers, new financial products, competitive response to changing conditions within the industry, trade balances, the changing values of real estate, currencies, commodities and other assets, and other factors.

Management policies and practices the Board considers in establishing corporate performance objectives include, but are not limited to, management of the Company’s balance sheet and product pricing in a manner which will benefit the long-term financial interests of shareholders, the type and variety of financial products offered by the Company, adherence to internal controls, management of the credit risk of the Company’s loan and investment portfolios, the results of internal, regulatory and external audits, service quality delivered to the Company’s customers, service quality of “back office” support departments provided to those offices and departments directly delivering products and services to the Company’s customers, maintenance of operating policies and procedures which remain appropriate for risk management in a dynamic environment, timely and efficient integration of acquired companies, operational efficiencies, and capital management practices.

Restricted performance shares (“RPS”) represent awards of Westamerica Bancorporation’s common stock subject to achievement of performance objectives established by the Compensation Committee. The 2012 Amended and Restated Stock Option Plan of 1995 (the “2012 Amended Plan”), which was originally approved by shareholders in 1995, and amended with shareholder approval in 2003 and again in 2012, defines the performance factors the Board must use in administering RPS grants as one or more of the following: earnings, diluted earnings per share, revenue and revenue per diluted share, expenses, share price, return on equity, return on equity relative to the average return on equity for similarly sized institutions, return on assets, return on assets relative to the average return on assets for similarly sized institutions, efficiency ratio (operating expenses divided by operating revenues), net loan losses as a percentage of average loans outstanding, nonperforming assets, and nonperforming assets as a percentage of total assets.

In addition to establishing corporate performance objectives, the Compensation Committee also establishes individual goals for the CEO. In regard to the other executives named in the accompanying tables, the CEO recommends divisional and individual performance objectives to the Compensation Committee, which considers, discusses, adjusts as necessary, and adopts such performance objectives.

Upon the closure of each calendar year, the Compensation Committee reviews corporate, divisional, and individual performance against the performance objectives for the year just completed. After thorough review and deliberation, the

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Compensation Committee determines the recommended amount of individual non-equity cash incentives and stock-based incentive awards. The Compensation Committee reports such incentives to the Board of Directors. Meetings of the Compensation Committee and Board of Directors routinely occur in January, immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes.

Stock Grants

Long-term stock grants may only be awarded under shareholder approved stock-based incentive compensation plans. The Company’s Proxy Statement dated March 12, 2012, as filed with the SEC on March 13, 2012, summarizes the 2012 Amended Plan’s changes from the predecessor plan. Such changes included:

•	reducing the issuable shares to 1,500,000 (plus shares that become available if awards under prior plans expire unexercised or are cancelled, forfeited or terminated before being exercised);
•	any additional authorization of shares available for issuance must be approved by shareholders; and
•	establishing a plan expiration date of April 26, 2022 after which shareholder approval is again required to extend the term or approve a new stock option plan.

The 2012 Amended Plan allows four types of stock-based compensation awards:

Incentive Stock Options (“ISO”) allow the optionee to buy a certain number of shares of Westamerica Bancorporation common stock at a fixed price, which is established on the date of the option grant. ISOs are intended to meet the requirements of Section 422 of the Internal Revenue Code which provide advantages if certain conditions are met. If the optionee holds the acquired stock for the designated holding period, the optionee defers the timing of recognizing taxable income related to exercising the ISO. If the optionee complies with the ISO requirements, the Company does not receive a corporate tax deduction related to the shares issued.

Nonqualified Stock Options (“NQSO”) also give the optionee the option to buy a certain number of shares of Westamerica Bancorporation common stock at a fixed price, which is established on the date of grant. Unlike ISOs, NQSOs do not allow deferral of taxable income for the optionee. At the time NQSOs are exercised, the optionee incurs taxable income equal to the spread between the exercise price and the market price of the stock, and the Company receives a corporate tax deduction in the same amount.

Stock Appreciation Rights (“SAR”) provide the holder a cash payment equal to the difference between the fair market value of the Westamerica Bancorporation’s common stock on the date the SAR is surrendered and the fair market value of the Company’s common stock on the date the SAR was granted. The optionee incurs taxable income at the time the SAR is settled and the Company receives a corporate tax deduction in the same amount.

Restricted Performance Share Grants, as noted above, are awards of the Westamerica Bancorporation’s common stock that are subject to the achievement of performance objectives. Award recipients receive shares at the end of the performance measurement period only if performance objectives are achieved. The award recipient incurs taxable income at the time any RPS vests and the Company receives a corporate tax deduction in the same amount.

Determination of Awards to Grant

In determining which type of stock-based compensation awards to grant, the Compensation Committee considers the attributes of each form of incentive. Examples include the ability to motivate management to make decisions based on the long-term interests of shareholders, the desire to compensate with shares rather than cash, and the tax consequences of each type of award. The Compensation Committee retains the latitude to utilize all forms of incentives provided under the 2012 Amended Plan. In the current and preceding years, the Compensation Committee has utilized NQSO and RPS based on the motivational aspects of stock price appreciation, the settlement in shares rather than cash, and the preservation of tax deductions for the Company. As of February 27, 2017, the Company had no ISO or SAR awards outstanding.

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Determination of Option Exercise Price

The 2012 Amended Plan also requires the exercise price of each NQSO or ISO to be no less than one hundred percent (100%) of the fair market value of the Company’s common stock on the date of grant. The 2012 Amended Plan does not allow re-pricing stock options for poor stock price performance.

Stock-based compensation awards are submitted by the Compensation Committee to the full Board of Directors for review. As described above, these meetings have routinely occurred in January immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes. The Compensation Committee meeting has routinely been held during the same week as the related Board of Directors meeting. These January meetings follow by no more than ten business days the Company’s public disclosure of its financial results for the preceding year. As a result, stock option grants are awarded, and the exercise price of such grants are determined at a time when the Company has broadly disseminated its financial condition and current operating results to the public. The Company’s outstanding stock option grants are dated, and related stock option exercise prices are determined, on the January date the Compensation Committee meets to approve such grants.

Long-Term Incentive Attributes

The Board of Directors has designated the Compensation Committee as the administrator of the 2012 Amended Plan. The Compensation Committee reports to the Board the terms and conditions of stock option awards. In carrying out this responsibility, the Compensation Committee designs such awards as long-term incentives. The terms and conditions of currently outstanding awards include:

•	NQSO grants vest one-third (1/3) on each anniversary of the grant date. As such, NQSO grants become fully vested over a three-year period. NQSO grants expire on the tenth anniversary of the grant date. The Company does not pay dividends on shares underlying NQSO grants until the optionee exercises the option and the shares are outstanding on a dividend record date.
•	RPS awards vest three years following the grant date, only if corporate performance objectives are achieved over the three-year period. The Company does not pay dividends on RPS shares until vesting occurs and shares awarded become outstanding on a dividend record date.

Compensation for the Chairman, President & CEO

Mr. Payne performs two functions for the Company. These two functions tend to be compensated separately at similarly sized banking institutions. Mr. Payne serves as Chairman of the Board and CEO with responsibilities including oversight of the organization and external strategic initiatives. Mr. Payne also serves as President and CEO with responsibilities including daily management of internal operations. Mr. Payne’s total compensation reflects these broad responsibilities. Consistent with the overall compensation philosophy for senior executives, Mr. Payne’s compensation has a greater amount of pay at risk through incentives than through base salary. Since Mr. Payne is compensated as an executive, he is not eligible to receive compensation as a Director.

As noted on page 30 of the Proxy under the Pension Benefits Table, during 1997 the Company entered into a nonqualified pension agreement (“Pension Agreement”) with Mr. Payne in consideration of Mr. Payne’s agreement that RPS granted in 1995, 1996 and 1997 would be cancelled.(1) In entering the Pension Agreement, the Board of Directors considered the following:

•	Mr. Payne had a significant beneficial interest in Westamerica Bancorporation common stock, which was more than adequate to continue to provide motivation for Mr. Payne to continue managing the Company in the best interests of shareholders.
•	In 1997, the Company had consummated its largest acquisition, with significant total asset growth of approximately 51 percent. One of the Board’s objectives was to provide a compensation mechanism

(1) The value of the surrendered RPS shares and the Pension Agreement were considered equivalent based on actuarial assumptions.

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providing retention features for Mr. Payne. Retention of Mr. Payne as President and CEO was desired following the Company’s significant growth. The RPS shares surrendered for the Pension Agreement were scheduled to vest on dates in 1998, 1999 and 2000, while the Pension Agreement was not fully vested until December 31, 2002. Additionally, the 20-year certain pension provided under the Pension Agreement was to commence upon Mr. Payne’s attainment of age 55. Mr. Payne was age 42 at the time of entering the Pension Agreement.

Compensation Awarded to Named Executive Officers

Base salaries for participants in the executive compensation program are generally limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance. As such, base pay increases are generally infrequent and limited to “control points” assigned to each position. The non-equity cash incentive formula has the following components:

In structuring performance goals for the named executive officers, the Compensation Committee emphasizes goals, which if achieved, will benefit the overall Company. As such, senior management level positions have high relative weighting on corporate objectives, and divisional leadership positions also have significant weighting on divisional objectives. The “target” cash incentive and the weighting of goals for the named executive officers for 2016 performance were as follows:

	“Target”	Goal Weighting
	Cash
	Incentive	Corporate	Divisional	Individual
Mr. Payne	$371,000	80%	–	20%
Mr. Thorson	105,000	55%	25%	20%
Mr. Robinson	82,500	50%	40%	10%
Mr. Hansen	73,900	55%	25%	20%
Mr. Rizzardi	60,500	55%	35%	10%

The Compensation Committee establishes corporate goals with the intent to balance current profitability with long-term stability of the Company and its future earnings potential. The 2016 corporate performance goals related to current year “profitability” included return on equity, return on assets and diluted earnings per share. The performance goals designed to maintain the long-term stability of the Company include “quality” and “control” components. The “quality” measures include loan portfolio quality measures (originated classified loans and other real estate owned, originated non-performing loans and originated other real estate owned, and net loan losses to average originated loans) and service quality measures (external service quality to customers and internal service quality of support departments and branches). The “control” measures include non-interest expense to revenues (efficiency ratio), the level of non-interest expenses, and internal audit results. By maintaining both current year “profitability” goals and longer-term “quality” and “control” goals, Management has a disincentive to maximize current earnings at the expense of longer-term results.

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For 2016, the Compensation Committee expected nominal economic growth with a high level of uncertainty, particularly in regard to the interest rate environment. As a result, the Committee reserved the ability to exercise a certain degree of judgment in adjusting target goals based on the resulting operating environment.

The Compensation Committee determined the 2016 operating environment was generally characterized as follows:

•	Growth in the United States’ economy was positive, but generally below potential;
•	Inflation remained below targets established by the Federal Open Market Committee in spite of continuing high levels of monetary policy accommodation and improving employment conditions;
•	Interest rates were volatile, with longer-term rates declining at times during the year; the Federal Open Market Committee did not change the federal funds rate until December 2016;
•	Interest rates on loans and investment securities remain relatively low compared to interest rates which would exist with moderated monetary policies and economic conditions. Competitors offered loan interest rates well below the yields required for the Company to deliver satisfactory financial results throughout a full business cycle;
•	Real estate values in the Company’s metropolitan geographies appeared to increase to levels above those which could be sustained by prevailing economic conditions; and
•	Regulations imposed on banks continued to pressure compliance costs, revenue opportunities, and increased operational risks.

The Compensation Committee considered Management’s response to the current operating environment including:

•	Management positioned the Company’s loans, investment securities and deposits, in anticipation of rising interest rates;
•	Management consistently maintained conservative loan underwriting practices to appropriately manage the Company’s exposure to credit risk;
•	Management increased the value of the Company’s deposit base by increasing checking and savings deposits and reducing time deposits;
•	Management lowered operating costs to offset market interest rate pressure on revenues;
•	Management maintained high levels of customer service; and
•	Management prudently managed capital enabling the Company to continue delivering increasing annual levels of dividends per share and position the Company for growth opportunities.

The Compensation Committee chose to make adjustments to actual results to take into account the impact of the operating environment. Adjusted actual results against “target” performance goals were:

	Performance	Adjusted Actual
	“Target”	Results
Profitability Goals:
Return on average shareholders’ equity	11.2%	11.3%
Return on average assets	1.14%	1.13%
Diluted earnings per share	$2.26	$2.33

Quality Goals:
Classified originated loans and other real estate owned	$52 million	$31 million
Non-performing originated loans and other real estate owned	$11.0 million	$6.6 million
Net loan losses to average originated loans	0.15%	0.10%
Service quality	Improving	Improving

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Control Goals:
Non-interest expense to revenues (efficiency ratio)	53.3%	52.1%
Non-interest expenses	$103.5 million	$101.2 million
Below satisfactory internal audits	none	none

In reviewing the operating environment, Management’s response to the operating environment, and adjusted results compared to “target” performance goals, the Compensation Committee determined corporate performance to be 110.1% of target goals.

As described above, divisional and individual goals are used in conjunction with corporate performance goals to determine cash bonus awards.

In addition to daily management responsibilities, Mr. Payne’s individual goals included:

•	Manage the Company to achievement of financial goals without compromising on credit quality standards as to underwriting or to pricing;
•	Prepare the Company’s financial condition for a period of rising interest rates;
•	Control operating costs by managing to a neutral position relative to 2015;
•	Maintain a strong internal control environment and risk management practices;
•	Satisfactory regulatory examinations and external and internal audit results;
•	Pursue mergers and acquisitions; and
•	Personnel development within divisional and middle management positions.

Based on individual performance against these goals, the Committee exercised its discretion and assigned Mr. Payne a composite corporate and individual performance level of 61%.

In addition to routine on-going divisional responsibilities, Mr. Thorson managed the Finance Division toward functional goals, which included:

•	Manage the level of earning assets to achieve desired financial results;
•	Manage the investment securities portfolio in anticipation of rising interest rates: maximize the possible yield while meeting duration objectives and maintaining high credit quality;
•	Develop personnel and operating systems to foster business continuity;
•	Manage the process of adopting new accounting standards;
•	Manage the Trust Department toward achieving fee growth goals, maintain satisfactory audit results, and personnel development activities; and
•	Satisfactory regulatory examinations, external audits, and internal audits with all areas of responsibility.

Based on the Finance Division’s results, the Committee determined divisional performance to be 113%.

In addition to daily management responsibilities, Mr. Thorson’s individual goals included:

•	Provide financial management support to potential merger and acquisitions activities;
•	Support cross-divisional regulatory compliance initiatives; and
•	Solicit shareholder votes which support the Board of Directors proxy recommendations.

Based on individual performance against these goals, the Committee determined Mr. Thorson’s individual performance to be 138%. In considering all elements of performance, the Committee exercised its discretion and assigned Mr. Thorson a composite corporate, divisional and individual performance level of 143%.

In addition to routine on-going divisional responsibilities, Mr. Robinson managed the Banking Division toward

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functional goals, which included:

•	Regional sales management responsibilities;
•	Achievement of deposit goals;
•	Sales management of non-interest income generated through the branch system; and
•	Hiring of sales personnel.

Based on the Banking Division’s results, the Committee determined divisional performance to be 100%.

In addition to daily management responsibilities, Mr. Robinson’s individual goals included:

•	Coach and mentor subordinates to higher levels of performance;
•	Outbound customer calling activities;
•	Leadership in the career development initiatives; and
•	Management of service quality standards within the Banking Division.

Based on individual performance against these goals, the Committee determined Mr. Robinson’s individual performance to be 138%. As a result, Mr. Robinson’s composite corporate, divisional and individual performance level was 109%. In considering all elements of performance, the Committee exercised its discretion and assigned Mr. Robinson a composite corporate, divisional and individual performance level of 133%.

In addition to routine on-going divisional responsibilities, Mr. Hansen managed the Operations and Systems Division toward functional goals, which included:

•	Maintain and improve customer service quality;
•	Meet or exceed non-interest expense goals without compromising service quality and internal controls;
•	Satisfactory risk management as measured by the results of internal, third-party and regulatory examinations;
•	Meet personnel development objectives;
•	Management and satisfactory completion of information technology projects; and
•	Successful transition of third-party vendor relationship.

Based on the Operations and Systems Division’s results, the Committee determined divisional performance to be 118%.

In addition to daily management responsibilities, Mr. Hansen’s individual goals included:

•	Managerial oversight of marketing and merchant processing services functions;
•	Management of divisional internal controls and risks;
•	Satisfactory audit results; and
•	Personnel management objectives.

Based on individual performance against these goals, the Committee determined Mr. Hansen’s individual performance to be 138%. As a result, Mr. Hansen’s composite corporate, divisional and individual performance level was 117%.

In addition to routine on-going divisional responsibilities, Mr. Rizzardi managed the Credit Division toward functional goals, which included:

•	Properly underwriting loan facilities and maintain high quality loan underwriting standards;
•	Maintain credit quality as measured by net loan charge-offs, levels of non-performing loan and other real estate owned, classified and criticized loan volumes, and consumer and commercial loan delinquencies;
•	Direct supervision within commercial loan underwriting offices;

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•	Update credit policies and procedures;
•	Delivery of superior customer service; and
•	Satisfactory regulatory examination results.

Based on the Credit Division’s results, the Committee determined divisional performance to be 100%.

In addition to daily management responsibilities, Mr. Rizzardi’s individual goals included:

•	Enhancement of Board and management reporting functions; and
•	Increase participation in development of customer relationships.

Based on individual performance against these goals, the Committee determined Mr. Rizzardi’s individual performance to be 75%. As a result, Mr. Rizzardi’s composite corporate, divisional and individual performance level was 103%.

Based on the above described performance against objectives, the Committee determined cash incentive awards as follows:

	“Target”		Composite Corporate		Cash
	Cash	X	Divisional and Individual	=	Incentive
	Incentive		Performance Level		Award
Mr. Payne	$371,000		61%		$225,000
Mr. Thorson	105,000		143%		150,200
Mr. Robinson	82,500		133%		109,800
Mr. Hansen	73,900		117%		86,700
Mr. Rizzardi	60,500		103%		62,300

The size of stock grants is determined by corporate performance using stated formulas. The formulas used to determine “target” NQSO and RPS grant sizes adjust for changes in the underlying value of one share of Westamerica Bancorporation common stock. For achievement of corporate performance in 2016, the following stock grants were awarded in January 2017:

	“Target”				Nonqualified
	Nonqualified		Corporate		Stock
	Stock Option	X	Performance	=	Option
	Grant		Level		Award
Mr. Payne	–		110.1%		–
Mr. Thorson	19,700		110.1%		21,700
Mr. Robinson	19,800		110.1%		21,800
Mr. Hansen	17,600		110.1%		19,400
Mr. Rizzardi	15,900		110.1%		17,500

	“Target”		Corporate
	RPS	X	Performance	=	RPS
	Grant		Level		Award
Mr. Payne	–		110.1%		–
Mr. Thorson	1,950		110.1%		2,150
Mr. Robinson	1,970		110.1%		2,170
Mr. Hansen	1,760		110.1%		1,940
Mr. Rizzardi	1,590		110.1%		1,750

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RPS awards vest three years following the grant date, only if certain corporate performance objectives are achieved over the three-year period. In January 2017, the Compensation Committee evaluated whether the three year corporate performance objectives were met for RPS awards granted in January 2014. The performance objectives for the RPS granted in January 2014 included:

•	3 year cumulative diluted earnings per share (EPS);
•	3 year average of annual return on average total assets (ROA);
•	3 year average of annual return on average shareholders’ equity relative to industry average ROE (ROE differential);
•	Ending originated non-performing assets to total originated assets (NPA); and
•	Efficiency ratio over three years.

The RPS would vest if any one of the following performance results were achieved:

•	4 of 5 objectives reaching “threshold” performance level;
•	3 of 5 objectives reaching “target” performance level; or
•	2 of 5 objectives reaching “outstanding” performance level.

The goals and achieved results were:

	Threshold	Target	Outstanding	Result
EPS	$7.00	$7.05	$7.15	Outstanding
ROA	1.21%	1.23%	1.27%	Threshold
ROE differential	1.85%	2.00%	2.30%	Outstanding
NPA	0.50%	0.35%	0.25%	Outstanding
Efficiency Ratio	56.00%	53.00%	50.00%	Target

With five of the goals achieving the “threshold” performance level or better, the Compensation Committee determined the RPS shares awarded in 2014 vested upon achievement of three year goals.

Nonqualified Deferred Compensation Programs

The Company maintains nonqualified deferred compensation programs to provide senior and mid-level executives the ability to defer compensation in excess of the annual limits imposed on the Company’s ESOP plan. The Company believes these tax deferral programs enhance loyalty and motivate retention of executives. These programs allow executives to defer cash pay and RPS shares upon vesting. The programs also allow Directors to defer Director fees.

•	Cash pay deferred in the program accumulates in accounts in the names of the participating Directors and executives. The Company credits the balance of these accounts with interest using an interest rate that approximates the crediting rate on corporate-owned life insurance policies, under which Directors and executives are the named insured. Deferrals and interest credits represent general obligations of the Company.
•	The common stock the Company issues to executives upon the vesting of RPS grants may be deferred into the program and deposited into a “Rabbi Trust.” Since these shares are outstanding shares of the Company’s common stock, the Company pays dividends on these shares at the same rate paid to all shareholders. The shares held in the “Rabbi Trust” are subject to claims by the Company’s creditors.

Employment Contracts

None of the executives named in the accompanying tables have employment contracts with the Company.

Compensation in the Event of a Change in Control

The banking industry has significant merger and acquisition activity. To promote retention of senior executives,

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unvested NQSO and RPS grants contain a “change in control” provision, which trigger full vesting upon a change in control. The Compensation Committee determined these provisions were appropriate in order to retain executives to continue managing the Company after any “change in control” was announced through its ultimate consummation. Since none of the named executive officers have entered employment contracts with the Company, they serve in an “at-will” capacity and could terminate their employment at any time. The Compensation Committee felt it would be in the best interests of shareholders to have a retention mechanism in place to provide continuity of management during a “change in control” process. Further, the Committee expects the named executive officers would be terminated by an acquiring institution rather than retained in a similar functional capacity.

The Company also maintains a Severance Payment Plan covering all employees to promote employee retention. The Severance Payment Plan provides salary continuation benefits for employees in the event of a “change in control.” The amount of salary continuation benefits is based on years of service and corporate title, but in no event exceed the equivalent of one times annual salary. All named executive officers are eligible for one year’s salary under the plan.

Other

Internal Revenue Code (“IRC”) Section 162(m) places a limit on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s highest-paid executives. Certain “performance-based compensation” is not counted toward this limit. The Company intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible.

Employee Benefits Compensation Committee Report

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis with Management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Employee Benefits and Compensation Committee

Patrick D. Lynch, Chairman

Etta Allen

Arthur C. Latno, Jr.

Ronald A. Nelson

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries with a value in excess of $120,000. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, where one of that entity’s executive officers served either on the Board of Directors or on the Compensation Committee of the Company.

Summary Compensation

The following table sets forth summary compensation information for the chief executive officer, chief financial officer and each of the other three most highly compensated executive officers for the fiscal years ending December 31, 2016, 2015, and 2014. These persons are referred to as named executive officers elsewhere in this Proxy Statement.

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Summary Compensation Table For Fiscal Year 2016

Name / Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Stock Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	TOTAL
David L. Payne	2016	$371,000	$-	$-	$225,000	$-	$19,535	$615,535
Chairman,	2015	371,000	-	-	225,000	-	19,557	615,557
President & CEO	2014	371,000	-	-	225,000	-	15,471	611,471
John "Robert" A. Thorson	2016	149,000	124,027	164,175	150,200	42,431	28,749	658,582
SVP & Chief	2015	149,000	124,669	144,144	141,600	38,786	27,788	625,987
Financial Officer	2014	149,000	122,705	128,838	132,100	25,287	25,117	583,047
David L. Robinson	2016	150,000	124,450	164,772	109,800	36,094	18,491	603,607
SVP/Banking Division	2015	150,000	125,523	145,236	110,000	33,782	16,027	580,568
Manager	2014	150,000	123,772	130,611	90,300	21,734	18,587	535,004
Dennis R. Hansen	2016	130,008	111,751	147,459	86,700	28,092	37,854	541,864
SVP/Operations & Systems	2015	130,008	112,288	129,948	85,200	26,485	33,140	517,069
Division Manager	2014	130,008	110,968	116,427	86,400	17,018	30,028	490,849
Russell W. Rizzardi(6)	2016	120,960	100,322	133,131	62,300	-	7,695	424,408
SVP/Credit Administrator	2015	120,960	101,187	116,844	67,000	-	7,466	413,457
	2014	120,960	99,765	105,198	66,200	-	6,817	398,940

(1) Stock Awards represent RPS shares as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value.

(2) Option awards represent Nonqualified Stock Options as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value.

(3) The amounts shown are non-equity incentive compensation only. No interest or other form of earnings was paid on the compensation.

(4) The amounts include interest paid on deferred cash compensation to the extent the interest exceeds 120% of the long-term Applicable Federal Rates with compounding. The Company has no defined benefit pension plan. Mr. Payne has a pension agreement, which is discussed under “Pension Benefits for Fiscal Year 2016.”

(5) Each of the above-named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except for Mr. Hansen who received a car allowance of $12,000. All other compensation includes Company contributions to defined contribution plans (ESOP and Deferred Profit Sharing), and amounts added to taxable wages using IRS tables for the cost of providing group term life insurance coverage that is more than the cost of $50,000 of coverage. It also includes the dollar value of the benefit to Mr. Payne for the portion of the premium payable by the Company with respect to a split dollar life insurance policy (projected on an actuarial basis), and a bonus paid to Mr. Payne in the amount of his portion of the split dollar life insurance premium.

(6) Mr. Rizzardi's compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

Based on the compensation disclosed in the Summary Compensation Table, approximately 34% of total compensation comes from base salaries. See Compensation Discussion and Analysis for more details.

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Grants of Plan-Based Awards Table For Fiscal Year 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Stock Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	or Units(1)	Options(2)	($/Share)(2)	Fair Value(3)
David L. Payne	1/28/16	$-	$371,000	$556,500	-	-	$-	$-
	1/28/16	-	-	-	-	-	-	-
	1/28/16	-	-	-	-	-	42.33	-
John "Robert" A. Thorson	1/28/16	-	105,000	157,500	-	-	-	-
	1/28/16	-	-	-	2,930	-	-	124,027
	1/28/16	-	-	-	-	27,500	42.33	164,175
David L. Robinson	1/28/16	-	82,500	123,750	-	-	-	-
	1/28/16	-	-	-	2,940	-	-	124,450
	1/28/16	-	-	-	-	27,600	42.33	164,772
Dennis R. Hansen	1/28/16	-	73,900	110,850	-	-	-	-
	1/28/16	-	-	-	2,640	-	-	111,751
	1/28/16	-	-	-	-	24,700	42.33	147,459
Russell W. Rizzardi(4)	1/28/16	-	60,500	90,750	-	-	-	-
	1/28/16	-	-	-	2,370	-	-	100,322
	1/28/16	-	-	-	-	22,300	42.33	133,131

(1) Includes RPS grants. There is no dollar amount of consideration paid by any executive officer on the grant or vesting date of an award.

The material terms of the RPS grants are as follows:

• The performance and vesting period is three years;

• Multiple performance goals are established by the Compensation Committee for each grant;

• The Compensation Committee may revise the goals upon significant events;

• Three-year performance criteria are limited to those provided in the 2012 Amended Plan, as described on page 17;

• Accelerated vesting occurs upon a “change in control” as defined in the 2012 Amended Plan as described on page 25 of this Proxy statement; and

• No dividends are paid or accrued prior to settlement or deferral delivery of shares which takes place approximately two months after vesting.

(2) Includes NQSO grants with an exercise price of not less than 100% of fair market value as of the date of grant.

The material terms of the NQSO’s listed in the table are as follows:

• Options vest ratably over three years beginning one year from date of grant;

• Options expire 10 years following grant date;

• Exercise price is 100% of fair market value as defined in the 2012 Amended Plan;

• Dividends are not paid on unexercised options;

• Vesting ceases upon termination of employment, whatever the reason, except if vesting is accelerated as described below;

• Vested options may be exercised within 90 days of termination of employment and within one year upon death or disability; and

• Accelerated vesting occurs upon a “change in control” as defined in the 2012 Amended Plan as described on page 25 of this Proxy statement.

(3) The amounts shown for NQSOs and RPS awards represent the aggregate grant date fair market value.

(4) Mr. Rizzardi's compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

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Outstanding Equity Awards Table at Fiscal Year End 2016

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) valued at 12/31/16(2)
David L. Payne	-	-	$-	-	-	$-
John "Robert" A. Thorson	20,800	-	56.625	1/28/2020
	21,200	-	50.760	1/27/2021
	14,533	7,267	53.350	1/23/2024
	-	17,600	42.695	1/22/2025
	-	27,500	42.330	1/28/2026	8,150	$512,880
David L. Robinson	20,900	-	56.625	1/28/2020
	21,300	-	50.760	1/27/2021
	14,733	7,367	53.350	1/23/2024
	-	17,733	42.695	1/22/2025
	-	27,600	42.330	1/28/2026	8,200	$516,026
Dennis R. Hansen	19,882	-	48.390	1/25/2017
	20,930	-	47.130	1/24/2018
	19,600	-	43.015	1/21/2019
	18,700	-	56.625	1/28/2020
	19,200	-	50.760	1/27/2021
	19,400	-	45.930	1/26/2022
	22,100	-	43.710	1/24/2023
	13,133	6,567	53.350	1/23/2024
	7,934	15,866	42.695	1/22/2025
	-	24,700	42.330	1/28/2026	7,350	$462,536
Russell W. Rizzardi(3)	-	5,933	53.350	1/23/2024
	-	14,266	42.695	1/22/2025
	-	22,300	42.330	1/28/2026	6,610	$415,967

(1) Option Awards vest ratably over three years beginning one year from date of grant. Options expiring in 2024 fully vested in January 2017. Options expiring in 2025 fully vest in January 2018. Options expiring in 2026 fully vest in January 2019.

(2) RPS shares fully vest three years from date of grant if performance goals are met. RPS grants vest as follows: Messrs. Thorson - 2,300 vested in January 2017, 2,920 shares vest in January 2018 and 2,930 shares vest in January 2019; Robinson - 2,320 shares vested in January 2017, 2,940 shares vest in January 2018, and 2,940 shares vest in January 2019; Hansen - 2,080 shares vested in January 2017, 2,630 shares vest in January 2018, and 2,640 shares vest in January 2019; and Rizzardi - 1,870 shares vested in January 2017, 2,370 shares vest in January 2018, and 2,370 shares vest in January 2019.

(3) Mr. Rizzardi's compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

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Option Exercises And Stock Vested Table For Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise($)	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(1)
David L. Payne	-	$-	-	$-
John "Robert" A. Thorson	33,300	224,559	2,810	138,674
David L. Robinson	89,928	413,636	2,830	139,661
Dennis R. Hansen	-	-	2,530	124,856
Russell W. Rizzardi(2)	59,768	227,713	2,280	112,518

(1) Amounts represent value upon vesting of RPS shares.

(2) Mr. Rizzardi’s compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

Pension Benefits For Fiscal Year 2016

Name	Plan Name	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
David L. Payne	Non-Qualified Pension Agreement	$5,140,075	$511,950

During 1997, the Company entered into a nonqualified pension agreement with Mr. Payne in consideration of Mr. Payne’s agreement that RPS awards granted in 1995, 1996 and 1997 would be cancelled. In January 2000, the Compensation Committee, based on the Company’s achievement of certain performance goals which had first been established for Mr. Payne’s 1995, 1996 and 1997 RPS awards, determined Mr. Payne’s annual pension would be $511,950. The pension commenced in 2010 and will be paid to Mr. Payne for 20 years.

The discount rate used to determine the present value is 4.10%, as used by the Company in determining benefit obligations for its post-employment retirement benefits as of December 31, 2016. The obligation is an unfunded general obligation of the Company.

Nonqualified Deferred Compensation Table For Fiscal Year 2016

Name	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawls/ Distributions(3)	Aggregate Balance at Last Fiscal Year End(4)
David L. Payne	$-	$-	$-	$-
John "Robert" A. Thorson	60,000	97,986	-	1,854,512
David L. Robinson	12,000	422,895	(29,858)	2,783,960
Dennis R. Hansen	-	327,070	(23,057)	2,154,514
Russell W. Rizzardi	-	-	-	-

(1) No RPS shares were deferred upon vesting in 2016. Non-equity incentive plan compensation deferred in 2016 was earned in 2015 and disclosed as compensation in the Summary Compensation Table for 2015 and is therefore excluded from the Summary Compensation Table for Fiscal Year 2016.

(2) Includes change in value of deferred RPS shares, dividends earned on deferred RPS shares, and interest earned on deferred cash compensation. The amounts included in the Summary Compensation Table for Fiscal Year 2016 on page 24 are as follows: Messrs. Thorson - $42,431; Robinson - $36,094; Hansen - $28,092.

(3) Includes dividends paid on deferred RPS shares.

(4) Aggregate balance of deferred compensation reported as compensation prior to 2016 is as follows: Messrs. Thorson - $1,756,526; Robinson - $2,378,923; Hansen - $1,850,501.

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Under the Westamerica Bancorporation and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”), Directors and Officers may defer up to 100% of their Director’s compensation, salary and/or non-equity incentive compensation (cash bonus) into a non-qualified, unfunded deferred compensation program. The interest rate paid during 2016 was 5.45%. The interest rate may be changed annually. Interest is compounded semi-monthly. Participants choose in advance from the following distribution commencement dates: termination of employment, January 1 following termination of employment, or a specific date at least five years from date of deferral. Payment is made in a lump sum unless the participant chooses a four year, five year or ten year annual installment.

Under the Westamerica Bancorporation Deferral Plan, 100% of vested RPS grants may be deferred. Dividends paid on such issued and outstanding shares are paid in cash to the deferral participants, and are paid at the same rate as is paid to all other shareholders. The distribution of deferred RPS shares occurs at least two years after deferral, one month following termination, or the January 1 immediately following termination as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Potential Payments Upon Termination or Change in Control

Payments to be made to the named executive officers in the event of termination of employment or change in control are described below.

Termination

Vested NQSOs may be exercised within 90 days of termination and within one year of death or disability. RPS shares vest if the Compensation Committee determines performance goals are met. Terminated employees will receive vested RPS shares if the settlement date of the RPS grant occurs within 90 days of termination. Employees separating from service due to death, disability or retirement are eligible to receive a pro rata portion of granted RPS shares if the Compensation Committee determines that the performance goals are likely to be met for the grant period. The pro rata basis is determined by the number of full years of the vesting period completed before date of death, disability or retirement.

Deferred compensation account balances are distributed on January 1 following termination, or a specific date at least five years from the date of deferral in the form of annual payments over four years. Payment may also be made in a lump sum or in annual payments for five or 10 years as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Change in Control

A change in control is defined under the 2012 Amended Plan as shareholder approval of a dissolution or liquidation of the Company or a sale of substantially all of the Company’s assets to another company, or a tender offer for 5% or more of the Company’s outstanding common stock or a merger in which the Company’s shareholders before the merger hold less than 50% of the voting power of the surviving company after the merger.

In the event of a change in control, unvested NQSOs and RPS shares immediately vest. The value of in-the-money options and RPS shares subject to accelerated vesting for each of the named executive officers is as follows: Messrs. Payne: $0; Thorson: $1,505,133; Robinson: $1,513,989; Hansen: $1,355,316; and Rizzardi(2) $1,220,858. The value is computed by multiplying the difference between the market value on December 30, 2016, the last business day of 2016, and the exercise price of each option by the number of shares subject to accelerated vesting.

(2) Mr. Rizzardi’s compensation is subject to garnishments and liens pursuant to certain domestic relations orders.

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Under the Company’s Severance Payment Plan, executive officers receive six week’s pay for every year or partial year of service up to one year’s base salary (see Summary Compensation Table for Fiscal Year 2016 for annual base salary for all named executive officers). All named executive officers have met the service requirement for one year’s base salary. Severance pay is paid in a lump sum or on a semi-monthly basis at the discretion of the Company. The Severance Payment Plan is subject to Section 409A of the Internal Revenue Code.

Certain Relationships and Related Party Transactions

In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. Additionally, the Company’s Code of Conduct and Ethics provides rules that restrict transactions with affiliated persons.

Certain of the Directors, executive officers and their associates have had banking transactions with subsidiaries of the Company in the ordinary course of business. With the exception of the Company’s Employee Loan Program, all outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, did not involve more than a normal risk of collectability, and did not present other favorable features. As part of the Employee Loan Program, all employees, including executive officers, are eligible to receive mortgage loans with interest rates one percent (1%) below Westamerica Bank’s prevailing interest rate at the time of loan origination. Westamerica Bank makes all loans to executive officers under the Employee Loan Program in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve Act. Messrs. Payne, Thorson, and Hansen have mortgage loans through this Program. The largest aggregate amount of principal during 2016 was $404,058, $282,451, and $224,274, respectively. The principal amount outstanding at December 31, 2016 was $384,877, $267,611, and $214,079, respectively. The amount of principal paid during 2016 was $19,181, $14,840, and $10,195, respectively. The amount of interest paid during 2016 was $8,513, $5,519, and $4,871, respectively. The rate of interest payable on the loan is 2.375%, 2.375%, and 2.50%, respectively.

PROPOSAL 2 – APPROVE A NON-BINDING ADVISORY VOTE ON THE COMPEN-SATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that shareholders cast a non-binding advisory vote on the executive compensation paid to the executive officers listed in the Summary Compensation Table (a so-called “say on pay” vote) as well as an advisory vote with respect to whether future say on pay votes will be held every one, two or three years. The result of the shareholder vote on the proposal to determine the frequency of future say on pay proposals was that shareholders should review executive compensation annually. Therefore, Proposal 2 requests that shareholders again approve the compensation paid to our named executive officers. Last year 95% of the shares voting on this proposal voted to support our Corporation’s executive compensation strategy. The proposal to determine how often the say on pay proposal should be voted on by shareholders will again be brought to a shareholder vote in 2017, six years after the first frequency vote.

We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Our incentive compensation plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted performance shares. The Summary Compensation Table shows very stable base salaries indicative of our greater emphasis on performance-based stock and non-stock awards. Our stock and option awards are based on a minimum achievement

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of meeting the “threshold” level for each pre-established objective. Both awards have a three-year vesting period. Our annual incentive plan incorporates at least four financial and/or strategic performance metrics in order to properly balance risk with the incentives to drive our key annual financial and/or strategic initiatives; in addition, the annual incentive program incorporates a 150% maximum payout to further manage risk and the possibility of excessive payments.

In 2003, shareholders approved the Company’s 2003 Amended Plan to include the following changes:

•	Disallowing re-pricing stock options for poor stock performance;
•	Limiting the number of shares that may be awarded; and
•	Requiring the Compensation Committee to meet the definition of independence to enable any award intended to qualify as “performance-based compensation” to meet Section 162(m) of the Internal Revenue Code.

In 2009, shareholders re-approved the performance criteria for performance-based awards under the 2003 Amended Plan.

In 2012, shareholders approved the Company’s 2012 Amended and Restated Stock Option Plan of 1995. The 2012 Amended Plan includes the following changes:

•	Reduced the number of shares available for future issuance from 4,307,593 to 1,500,000 (plus shares that become available if awards under prior plans expire unexercised or are cancelled, forfeited or terminated before being exercised; and
•	Extended the term of the 2012 Amended Plan to April 26, 2022 from April 24, 2013.

Vote Required

The “say on pay” proposal gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related footnotes and narratives in the Company’s proxy statement for the Annual Meeting of Shareholders.”

Because your vote is advisory, it will not be binding on the Board or create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

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PROPOSAL 3 – RE-APPROVE THE PERFORMANCE CRITERIA FOR INCENTIVE COMPENSATION

Compensation of an executive in excess of $1,000,000 per year is not deductible for tax purposes unless it qualifies as "performance-based compensation" under Code Section 162(m), one requirement is that a corporation's shareholders approve the "material terms of the performance goals" under which performance-based compensation is to be paid, at least every five (5) years if (as is the case under the 2012 Amended Plan) the plan's committee has authority to change the specific targets under the shareholder approved performance goal(s). Under Code Section 162(m), the material terms of performance goal (“Material Terms”) requiring shareholder approval are:

•	The employees eligible to receive the performance-based compensation;
•	A description of the business criteria on which each performance goal is based; and
•	Either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any eligible employee if the applicable performance goals are met.

Participant Eligibility

Our executives, other employees and directors are eligible to receive awards under the 2012 Amended Plan.

Performance Condition Business Criteria and Formulas

The Compensation Committee establishes corporate goals with the intent to balance current profitability with long-term stability of the Company and its future earnings potential. The 2016 corporate performance goals related to current year “profitability” included return on equity, return on assets and diluted earnings per share. The performance goals designed to maintain the long-term stability of the Company include “quality” and “control” components. The “quality” measures include loan portfolio quality measures (originated classified loans and other real estate owned, originated non-performing loans and originated other real estate owned, and net loan losses to average originated loans) and service quality measures (external service quality to customers and internal service quality of support departments and branches). The “control” measures include non-interest expense to revenues (efficiency ratio), the level of non-interest expenses, and internal audit results. By maintaining both current year “profitability” goals and longer-term “quality” and “control” goals, Management has a disincentive to maximize current earnings at the expense of longer-term results.

In addition to establishing corporate performance objectives, the Compensation Committee also establishes individual goals for executives, the CEO recommends divisional and individual performance objectives to the Compensation Committee, which considers, discusses, adjusts as necessary, and adopts such performance objectives.

Upon the closure of each calendar year, the Compensation Committee reviews corporate, divisional, and individual performance against the performance objectives for the year just completed. After thorough review and deliberation, the Compensation Committee determines the recommended amount of individual non-equity cash incentives and stock-based incentive awards. The Compensation Committee reports such incentives to the Board of Directors. Meetings of the Compensation Committee and Board of Directors routinely occur in January, immediately following the closure of the calendar year for which performance is measured for incentive compensation.

The 2012 Amended Plan and other compensation policies specify performance conditions that the Committee may include in awards intended to qualify as performance-based compensation under Code Section 162(m). These policies and conditions are described more fully above under “Compensation discussion and Analysis.” These performance criteria include the following target objectives:

•	Incentive compensation (annual non-equity cash incentives and long-term stock grants) is based on measurement of performance against pre-established objective measurable goals. Specific criteria for each

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objective are established for “threshold,” “target,” and “outstanding” performance. On any one measure, performance below “threshold” results in no credit for that objective. “Threshold” performance results in 75% achievement, “target” performance results in 100% achievement, and “outstanding” performance results in 150% achievement. The performance achievement level determines the size of incentive compensation awards;

•	Long-term incentive stock grants will be awarded to senior management if the corporate performance level is rated “threshold” or better.
•	Restricted performance shares (“RPS”) represent awards of Westamerica Bancorporation’s common stock subject to achievement of performance objectives established by the Compensation Committee. The criteria for these objectives include:
–	Earnings;
–	Diluted earnings per share;
–	Revenue and revenue per diluted share, expenses;
–	Share price;
–	Return on equity;
–	Return on equity relative to the average return on equity for similarly sized institutions;
–	Return on assets;
–	Return on assets relative to the average return on assets for similarly sized institutions,
–	Efficiency ratio (operating expenses divided by operating revenues);
–	Net loan losses as a percentage of average loans outstanding;
–	Non-performing assets; and
–	Non-performing assets as a percentage of total assets.
•	RPS awards vest three years following the grant date, only if certain corporate performance objectives are achieved over the three-year period. The performance objectives for the RPS granted in January 2014 and potentially vesting in 2017 include:
–	3 year cumulative diluted earnings per share (EPS);
–	3 year average of annual return on average total assets (ROA);
–	3 year average of annual return on average shareholders’ equity relative to industry average ROE (ROE differential);
–	Ending originated non-performing assets to total originated assets (NPA); and
–	Efficiency ratio over three years.

The RPS would only vest if any one of the following performance results were achieved: 3 year cumulative diluted earnings per share (EPS);

–	4 of 5 objectives reaching “threshold” performance level;
–	3 of 5 objectives reaching “target” performance level; or
–	2 of 5 objectives reaching “outstanding” performance level.

If this Proposal 3 is approved by shareholders, then each of the above performance criteria would be approved for use (until the earlier of our annual meeting of shareholders in 2022 or the expiration of the 2012 Amended Plan), at the Committee's discretion, in awards that are intended to qualify as performance-based compensation under Code Section 162(m). While the Committee intends to include one or more of the foregoing performance conditions in awards of restricted stock and stock units made under the 2012 Amended Plan, due to the complexities of Section 162(m) and technical requirements related thereto that may change from time to time, we can provide no assurance that such awards would qualify as "performance-based compensation" such that the Company would be able to claim a tax deduction for such awards without limitation under Code Section 162(m). Certain other awards, such as stock options, may also qualify as performance-based compensation under Code Section 162(m) without including of any of the above performance conditions.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE PERFORMANCE CRITERIA FOR INCENTIVE COMPENSATION, AS DISCLOSED ABOVE AND ELSEWHERE IN THIS PROXY STATEMENT

PROPOSAL 4 – APPROVE A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In addition to the non-binding advisory vote on executive compensation, the Dodd-Frank Act required the Securities and Exchange Commission to amend its rules to require that a non-binding advisory proposal be submitted to shareholders once every six years that would determine the frequency of the advisory vote on the compensation paid to the Corporation’s named executive officers as seen in Proposal 2 above.

After careful consideration of this proposal, our Board has determined that continuing an advisory vote on executive compensation annually is most appropriate for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulation of its recommendation, our Board considered that an advisory vote on executive compensation every year will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices and disclosed in the proxy statement every year. Setting a one year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote.

The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the shareholders. Abstentions and broker non-votes will not count as votes cast for any frequency choice, and will have no direct affect on the outcome of this proposal. A signed, uninstructed proxy will be voted for “EVERY ONE YEAR”. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY ONE YEAR”

PROPOSAL 5 – RATIFY SELECTION OF INDEPENDENT AUDITOR

Ratify Selection of Independent Auditor

Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the Board of Directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the selection of Crowe Horwath LLP as the Company’s independent auditors is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent auditors. A representative of Crowe Horwath LLP is expected to be present at

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the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed to the Company by Crowe Horwath LLP with respect to services performed for fiscal 2016 and 2015 are as follows:

	2016	2015
Audit Fees(1)	$510,000	$510,000
Audit related fees(2)	34,450	33,875
Tax fees(3)	39,000	38,050
All other fees	-	-
Total	$583,450	$581,925

(1) Audit fees consisted of fees billed by Crowe Horwath LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the Company’s internal controls over financial reporting. The audit fees also relate to services such as consents and audits of mortgage banking subsidiaries.

(2) Audit-related fees consisted of fees billed by Crowe Horwath LLP for audits of certain employee benefits plans.

(3) Tax fees consisted of fees billed by Crowe Horwath LLP for the compilation and review of the Company’s tax returns.

Preapproval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Any accounting firm appointed by the Company reports directly to the Audit Committee.

The Audit Committee must preapprove all auditing services and permitted non-audit services by its independent auditors and the fees to be paid by the Company for these services, except for those fees qualifying for the “de minimis exception” which provides that the preapproval requirement for certain non-audit services may be waived if certain express standards and requirements are satisfied prior to completion of the audit under certain conditions. This exception requires that the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenue paid to the audit firm by the Company during the fiscal year in which the services are provided. This exception also requires that at the time of the engagement, the Company did not recognize such services to be non-audit services, and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. During fiscal year 2016, there were no non-audit services that were provided using this exception.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant preapprovals of non-audit services and fees. In such event, the decisions of the member or members of the Committee regarding preapprovals are presented to the full Audit Committee at its next meeting. The Audit Committee preapproved 100% of all services performed on behalf of the Company by Crowe Horwath LLP during fiscal year 2016.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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AUDIT COMMITTEE REPORT

The material in this report is not soliciting material and is not deemed filed with the SEC. It is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made in the past or in the future even if any of those filings contain any general incorporation language.

The Audit Committee is composed of four Directors who are neither officers nor employees of the Company, and who meet the NASDAQ independence requirements for Audit Committee members. The Audit Committee selects, appoints and retains the Company’s independent auditors and is responsible for their compensation and oversight.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors. The auditors express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year 2016 and discussed them with Management and with Crowe Horwath, LLP, the Corporation’s independent auditors.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management also represented that it performed an assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, and that internal control over financial reporting was effective. The independent auditor discussed with the Audit Committee matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), including certain matters related to the conduct of an audit and to obtain certain information from the Audit Committee relevant to the audit.

The auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with auditors the firm’s independence.

Based on the Audit Committee’s discussion with Management and the independent auditors, the Audit Committee’s review of the representations of Management and the Report of the Independent Auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Submitted by the Audit Committee

Ronald A. Nelson, Chairman

Louis E. Bartolini

E. Joseph Bowler

Catherine C. MacMillan

PROPOSAL 6 – REQUIRE INDEPENDENT BOARD CHAIRMAN

The Board unanimously recommends you vote “AGAINST” the shareholder proposal set forth below.

Shareholder Proposal

Gerald R. Armstrong, 621 Seventeenth Street, Suite 2000, Denver, Colorado 80293-2001, (303) 355-1199, the owner of 3,594 shares of our common stock, has advised us that he plans to introduce the following resolution at the

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annual meeting. In accordance with rules of the SEC, the text of the proponent’s resolution and supporting statement is printed verbatim from his submission.

RESOLUTION

That the shareholders of WESTAMERICA BANCORPORATION request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

The unedited reasons given by the proponent for the resolution are as follows:

WESTAMERICA BANCORPORATION and WELLS FARGO & COMPANY opposed this proposal last year.

In the fall of 2016 Wells Fargo & Company admitted its several problems, it abandoned the dual role of one person serving as its Chairman of the Board while being Chief Executive Officer and appointed an “independent” Chairman and “independent” Vice-Chairman of the Board. Obviously, its Board finally realized the seriousness of the issues and the impact of paying $210,000,000 in fines. More recently, it increased high-end estimates of reasonably possible potential litigation losses to $1,700,000,000.

The proponent is a professional investor owning shares in Westamerica since 1989 and shares in most of the banks acquired by Westamerica.

As a shareholder, I am concerned about Westamerica’s wilting performance, which, after analysis, I believe to be caused by the entrenchment of David Payne as Chairman, Executive Officer, and President and members of the Board of Directors whose average tenure was 28.5 years and an average age of 76 years (based on the proxy statement for the 2016 annual meeting).

Let’s look at some numbers of the “Five Year Return Performance” graphs contained in 10-K reports of Westamerica and two nearby holding companies. (Cumulative Return on investment and re-investment of all dividends):

	12/31/2010	12/31/2015
Westamerica Bancorporation	$100.00	$98.91
Bank of Marin Bancorp	100.00	167.00
FNB Bancorp (South San Francisco)	100.00	419.92

The greatest difference in the governance practices of Bank of Marin Bancorp and FNB Bancorp is that each has an “independent” chairman of it Board of Directors while Westamerica has one person, David Payne, serving in both capacities and as President, he accounts only to himself as Chairman which is why Westamerica is the underachiever.

Moreover, I believe Mr. Payne’s dual positions at Westamerica are only parttime as the proxy statement discloses he “also manages his family printing, publishing and cable television business.”

Studies have confirmed that under-performing companies lack an independent chairman and companies, worldwide, are routinely separating the positions of Chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

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Norges Bank Investment Management, has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these powitions to insure a balance of power and authority on the Board.”

If you agree, please vote “FOR” this proposal.

Board of Directors’ Recommendation

The proposal's comparison of Westamerica to Wells Fargo is misplaced given the scale and complexity of the two entities.

At December 31, 2016:	Westamerica	Wells Fargo(3)
Total assets (in thousands)	$5,366,083	$1,930,115,000
Number of employees	800	269,000
Number of countries & territories with operations	1	36

The corporate governance structure for any entity should be appropriate for its scale and complexity.

The proposal's comparison of Westamerica’s stock performance to two peers is misleading in regard to stock performance and Westamerica’s leadership.

The five-year stock performance evaluation provided in the shareholder’s proposal begins with December 31, 2010, a point in time when publicly traded bank stock values reflected significant declines due to the “Financial Recession” of 2008 and 2009. Contrary to the banking industry’s negative stock performance as a result of the recession, Westamerica’s stock price rose in 2008, 2009 and 2010, as depicted in the ten-year performance chart on page 15 of the enclosed Form 10-K, Annual Report. During this period, shareholders recognized the value of Westamerica’s leadership and its conservative, value-oriented, and long-term strategies. Westamerica’s exceptional credit quality and strong financial condition leading into the recession positioned the Company to grow by acquiring two failed banks from the FDIC.

Westamerica’s current leadership was established in 1989, coincidentally the same year the proposing shareholder became an investor in Westamerica Bancorporation common stock. The company’s current leadership has followed consistent low-risk value-oriented strategies which have provided superior long-term stock performance through three business cycles:

Total Return with Dividends Reinvested December 29, 1989 through December 31, 2016(4)

Westamerica Bancorporation (WABC)	1,458%
S&P 500 Index (SPX)	1,018%
NASDAQ Bank Index (CBNK)	885%

Westamerica’s shareholders are best served by our current leadership structure.

In light of the current environment for the banking industry and Westamerica’s business strategies, the Board believes that the most effective leadership structure for Westamerica at the present time is for our CEO, David L. Payne, to serve as Chairman of the Board. Combining the positions of Chairman and CEO most effectively utilizes Mr. Payne’s extensive experience and knowledge regarding our Company. Chairman Payne was appointed CEO in

(3) Source: Wells Fargo provided Corporate Information from Wells Fargo website and SEC filings.

(4) Source: Bloomberg

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1989 and since his appointment identified, negotiated and executed eleven acquisitions to fuel Westamerica’s growth. Each of the acquisitions resulted in higher levels of earnings per share within one or two quarters following the acquisition. Mr. Payne has the knowledge, expertise and experience to continue implementing Westamerica’s long-term strategies.

The Board believes that Mr. Payne has the requisite talent, foresight, and leadership skills to perform at a high-level in the roles of CEO and Chairman. By combining the positions, the Board can respond quickly and effectively to the many business, market and regulatory challenges facing banks in the rapidly changing banking industry.

The Board should retain the flexibility to determine the most effective leadership structure for Westamerica.

The Board's leadership structure should be determined in light of all relevant facts and circumstances at a given time. This approach allows the Board flexibility to determine whether the roles of CEO and Chairman should be separate or combined based upon Westamerica’s needs and the Board's assessment of our Company's leadership from time to time. The Board has deep knowledge of our strategic goals and the various strengths and capabilities of our senior management. Thus, the Board is best positioned to determine the most effective leadership structure for Westamerica at any given time.

Westamerica’s corporate governance practices provide for strong independent leadership and effective independent oversight of our company.

The Board is committed to maintaining high corporate governance standards, and has implemented a structure to provide for Board independence and effective oversight of management. With the exception of Mr. Payne, the Board is composed entirely of independent directors, and key committees are fully comprised of independent directors. Further, in accordance with widely accepted corporate governance guidelines, the Board has established a strong, independent Lead Director who must serve at least one year and has the following clearly delineated and comprehensive duties:

•	Presides at all meetings of the board at which the Chairman is not present, including executive sessions of the independent directors;
•	Serves as liaison between the chairman and the independent directors;
•	Approves information sent to the Board;
•	Approves meeting agendas for the Board;
•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	Has the authority to call meetings of the independent directors; and
•	If requested by major shareholders, ensures that he or she is available for consultation and direct communication.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REQUIRING THAT THE
CHAIRMAN OF THE BOARD BE AN INDEPENDENT DIRECTOR

SHAREHOLDER PROPOSAL GUIDELINES

To be considered for inclusion in the Company’s Proxy Statement and form of proxy for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585, no later than 5:00 p.m. on November 13, 2017. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to produce and distribute our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 under the Exchange Act.

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In order for business, other than a shareholder proposal submitted for the Company’s Proxy Statement, to be properly brought before next year’s Annual Meeting by a shareholder, the shareholder must give timely written notice to the Corporate Secretary. To be timely, written notice must be received by the Corporate Secretary at least 45 days before the anniversary of the day our Proxy Statement was mailed to shareholders in connection with the previous year’s Annual Meeting or January 26, 2018, for the 2018 Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days, the deadline is a reasonable time before we begin to produce and distribute our Proxy Statement. A shareholder’s notice must set forth a brief description of the proposed business, the name and residence address of the shareholder, the number of shares of the Company’s common stock that the shareholder owns and any material interest the shareholder has in the proposed business.

Westamerica reserves the right to reject, to rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable legal requirements.

SHAREHOLDER COMMUNICATION TO BOARD OF DIRECTORS

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to: Kris Irvine, VP/Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585. The Directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the responsibility of one of the Board Committees are to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to Management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any Director who wishes to review them.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically referred to in this Proxy Statement. If any other matters should properly come before the meeting or any postponement or adjournment of the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment. If a nominee for Director becomes unavailable to serve as a Director, the Proxies will vote for any substitute nominated by the Board of Directors.

The Company will pay the cost of proxy solicitation. The Company has retained the services of Georgeson to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Company will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise, for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the holders of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine

VP/Corporate Secretary

March 13, 2017

Fairfield, California

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EXHIBIT A

Westamerica Bancorporation

Audit Committee Charter – Updated and Reaffirmed January 25, 2017

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of Westamerica Bancorporation’s (“Company”) financial statements, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s registered public accounting firms (“independent auditor” or “independent auditors”) preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (4) the Company’s internal audit and control function. The Audit Committee shall prepare the report that the Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The function of the Audit Committee is oversight. Management is responsible for the preparation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies and an appropriate internal control environment. Subject to appointment, review and oversight by the Audit Committee, the independent auditor is responsible for planning and conducting a proper audit of the Company’s internal control environment and of its annual financial statements, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The members of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market (“NASDAQ”) and the rules and regulations of the SEC. No member shall be an affiliated person (as defined in relevant SEC or NASDAQ rules) of the Company or any of its subsidiaries or have participated at any time in the preparation of financial statements of the Company or any current subsidiary during the prior three years, and each member shall be free of any relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the Audit Committee. The Audit Committee shall include members with banking or related financial management expertise who are able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of income and comprehensive income, statement of changes in shareholders’ equity and statement of cash flows and at least one member must have the additional financial sophistication as required by and as defined in NASDAQ rules.

The Committee shall be subject to the provisions of the Company’s bylaws relating to committees of the Board, including those provisions relating to removing committee members and filling vacancies. The members of the Audit Committee and its Chairman shall be appointed and may be removed by the Board on its own initiative or at the recommendation of the Nominating Committee. The Audit Committee shall have no fewer than three members. If not designated by the Board, the Audit Committee may designate a member as its Chair.

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditors, and each independent auditor must report directly to the Audit Committee. The Audit Committee, or its designee, will sign the independent auditor engagement letter. The Audit Committee shall be directly responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

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The Audit Committee shall have the authority to retain independent legal, accounting or other advisors as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses that the Audit Committee deems to be necessary or appropriate in carrying out its duties.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services and fees to be paid for such services to be performed for the Company by its independent auditor, subject to the limited de minimis exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, provided that compliance with the limitations and procedural requirements of Section 10A is fulfilled. The Audit Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals of non-audit services and fees. Any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall have the authority to conduct investigations that are related to its responsibilities under this Charter or otherwise assigned to it by the Board.

In addition, the Audit Committee, to the extent that it deems necessary or appropriate shall:

Financial Statement and Disclosure Matters

1.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

2.	Review the annual audited financial statements with management and the independent auditor, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.	Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting policies, practices and estimates, significant unusual transactions, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and review any reports prepared by or for management or the auditor with respect to these matters.

4.	Review with the independent auditor their views regarding significant accounting or auditing matters when the independent auditor is aware that management consulted with other accountants about such matters and the independent auditor has identified a concern regarding these matters.

5.	Obtain from the independent auditor information about significant aspects of the annual audit, including:

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(a)	an overview of the overall audit strategy, particularly the timing of the audit, significant risks the auditor identified and significant changes to the planned audit strategy or identified risk;
(b)	information about the nature and extent of specialized skill or knowledge needed in the audit; the extent of the planned use of internal auditors; company personnel or other third parties; and other independent public accounting firms or other persons not employed by the auditor who are involved in the audit;
(c)	the basis for the auditor’s determination that he or she can serve as principal auditor, if significant parts of the audit will be performed by other auditors;
(d)	situations in which the auditor identified a concern regarding management’s anticipated application of accounting pronouncements that have been issued but are not yet effective and might have a significant effect on future financial reporting;
(e)	difficult or contentious matters for which the auditor consulted outside the engagement team;
(f)	the auditor’s evaluation of going concern;
(g)	departure from the auditor’s standard report;
(h)	other matters arising from the audit that are significant to the oversight of the Company’s financial reporting process, including complaints or concerns regarding accounting or auditing matters that have come to the auditor’s attention during the audit;
(i)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
(j)	any significant disagreements with management.

6.	Annually review with the independent auditor the quality of the Company’s financial reporting, internal accounting and financial control, the auditor’s report or opinion thereon and any recommendations the auditor may have for improving or changing the Company’s internal controls, as well as management’s letter in response thereto and any other matters required to be discussed under relevant Statements of Auditing Standards and PCAOB Auditing Standard No. 1301 (as they may be modified or supplemented).

7.	Review management’s proposed annual report on internal control over financial reporting which is required to be included in the Company’s 10-K pursuant to rules of the SEC.

8.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

9.	Review and discuss quarterly reports from the independent auditors on:

(a)	all critical accounting policies and practices to be used;
(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor;
(c)	the matters required to be discussed by Statements on Auditing Standards, as may be amended or supplemented, relating to the audit of the Company’s periodic reports; and
(d)	other material written communications between the independent auditor and management.

10.	Meet periodically with management to review the Company’s major financial risk exposures and the policies and procedures that management utilizes to monitor and control such exposures.

11.	Discuss, prior to release by the Company, the earnings press releases (paying particular attention to any use

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of “pro forma,” or “adjusted” or other non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies, if any, as well as any financial information which the Company proposes to provide to financial analysts and rating agencies (being mindful of the need to avoid violations of SEC Regulation FD, which prohibits the selective disclosure of material information).

12.	Discuss the quarterly and annual financial statements with the appropriate officers and/or employees of the Company and with the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

13.	Review the schedule of unrecorded adjustments to the Company’s financial statements and the reasons underlying the Company’s assessment of the immateriality of such adjustments.

14.	Review prior to publication or filing and approve such other Company financial information, including appropriate regulatory filings and releases that include financial information, as the Audit Committee deems desirable.

15.	Review the adequacy of the Company’s system of internal accounting and financial control, including its “disclosure controls and procedures” and “internal control over financial reporting,” as defined in SEC Rules 13a-15(e) and 13a-15(f) under the Securities Exchange Act of 1934, and the Chief Executive Officer’s (“CEO”) and Chief Financial Officer’s (“CFO”) proposed disclosures and certifications with respect to these matters which are required to be included in the Company’s annual and quarterly reports to the SEC on Form 10-K and Form 10-Q.

16.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
17.	Review the effect of regulatory and accounting initiatives on the financial statements of the Company.

Oversight of the Company’s Relationship with its Independent Auditors

18.	Review and evaluate the experience and qualifications of the lead members of each independent auditor’s team.

19.	Evaluate the performance and independence of each independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The opinions of management and the internal auditor shall be taken into consideration as part of this review.

20.	Receive and review a report from each independent auditor at least annually regarding the independent auditor’s independence and discuss such reports with the auditor. Ensure that each independent auditor submits a formal written statement, as required by PCAOB Rule 3526, as it may be amended or supplemented, describing all relationships between the independent auditor and any of its affiliates and the Company that might bear on the independent auditor’s independence. The independent auditor must also discuss with the Audit Committee the potential effects of any such relationships on the firm’s independence. Receive and review a formal written statement of the fees billed by the independent auditor for each of the categories of services requiring separate disclosure in the annual proxy statement.

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21.	Obtain and review a report from each independent auditor at least annually regarding the independent auditor’s internal quality control procedures. The report should include any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Obtain auditor and review inspection reports issued by the PCAOB under Section 104 of the Sarbanes-Oxley Act.

22.	Meet with each independent auditor prior to the audit to review the planning and staffing of the audit.

23.	Advise the Board of its determinations regarding the qualification, independence and performance of each independent auditor.

24.	Annually require the independent auditor to confirm in writing its understanding of the fact that it is ultimately accountable to the Audit Committee.

25.	Require the independent auditor to rotate every five years the lead audit partner in charge of the Company’s audit and the concurring audit partner responsible for reviewing the audit.

26.	Periodically consider the advisability of rotating the independent audit firm to be selected as the Company’s independent auditors. The Audit Committee should present its conclusions to the full Board.

Oversight of the Company’s Internal Audit Function

27.	Review and, at its option, recommend the appointment and replacement of the senior internal auditing executive.

28.	Review any reports to management prepared by the internal auditing department and management’s responses.

29.	Review with each independent auditor, management and the senior internal auditing executive the internal audit department responsibilities, budget, structure and staffing and any recommended changes in the planned scope of the internal audit at least annually.

Compliance Oversight Responsibilities

30.	Obtain reports from management and the Company’s senior internal auditing executive that the Company’s subsidiary affiliated entities are in conformity with applicable regulatory and legal requirements and the Company’s code of ethics.

31.	Advise the Board with respect to the Company’s compliance with the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers.

32.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

33.	Discuss with management and each independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

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34.	Review with appropriate members of management or appropriate legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

35.	Review for approval or disapproval all related-party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interests.

36.	In the event the Audit Committee is made aware of any allegation of fraud relating to the Company and/or any of its officers, directors or employees that the Audit Committee deems could be material to the Company’s business or operations, the Audit Committee shall (i) convene a meeting of the Audit Committee to review such allegation and (ii) if the Audit Committee deems it necessary or advisable, it shall engage independent counsel to assist in an investigation, including, if the Audit Committee and such counsel deem it necessary or advisable, an investigation to determine whether such allegation implicates any violation of Section 10A of the Exchange Act of 1934. If pursuant to such investigation the Audit Committee discovers that a material fraud has occurred, the Audit Committee shall (i) assess the Company’s internal controls and implement such remedial measures as it determines necessary or advisable, (ii) cause the Company to take appropriate action against the perpetrator(s) of such fraud and (iii) cause the Company to make appropriate disclosures relating to the matter in the Company’s periodic reports filed with the SEC or otherwise.

37.	The Audit Committee shall also be designated as the committee of the Board of Directors that shall receive, review and take action with respect to any reports by attorneys, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, of evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Company or one of its agents.

38.	Meet at least four times each year. In addition, meet at least four times each year in separate executive sessions with each of the Company’s CEO, senior internal audit executive and the independent auditor; and each such person shall have free and direct access to the Audit Committee and any of its members.

39.	Review and approve all related-party transactions (e.g. transactions with any director or executive officer of the Company or significant shareholder, or their immediate family members or affiliates), other than transactions which the Board has delegated to the Company’s Employee Benefits/Compensation Committee or Loan & Investment Committee.

40.	Annually review and reassess the adequacy of this Charter and any bylaw of the Company which relates to the Audit Committee, and recommend any proposed changes to the Board for approval. The Chair of the Audit Committee shall draft a proposed schedule of the Audit Committee’s activities for the coming year and the times at which such activities shall occur, which shall be submitted to the Audit Committee for its review and approval, with such changes as the Audit Committee shall determine to be appropriate.

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EXHIBIT B

Westamerica Bancorporation

Employee Benefits/Compensation Committee Charter – Reaffirmed January 25, 2017

Purpose

The Employee Benefits Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities relating to compensation of the Westamerica Bancorporation (the “Company”) Chief Executive Officer (the “CEO”) and the Company’s other executive officers, as defined by Rule 3b-7 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) (collectively, including the CEO, the “Executive Officers”). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and procedures of the Company as they affect the Executive Officers.

Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market.

At least two members of the Committee also shall qualify as “outside” directors within the meaning of Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act.

The members of the Committee shall be appointed by the Board. One member of the Committee shall be appointed as Committee Chairman by the Board. Committee members may be replaced by the Board.

Meetings

The Committee shall meet as often as necessary to carry out its responsibilities, meeting no less than four times each year. The Committee Chairman shall preside at each meeting. In the event the Committee Chairman is not present at a meeting, the Committee Chairman shall designate a member to act as chair of such meeting.

Committee Responsibilities and Authority

1.	The Committee shall, at least annually, review and approve the annual base salaries and annual incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

2.	The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

3.	The Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the Securities and Exchange Commission (the “SEC”) with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

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4.	The Committee shall produce the annual Compensation Committees Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

5.	The Committee shall monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

6.	The Committee shall oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

7.	The Committee shall receive periodic reports on the Company’s compensation programs as they affect all employees.

8.	The Committee shall make regular reports to the Board.

9.	The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in performance of its duties, but only after taking into consideration factors relevant to the adviser’s independence from management specified in NASDAQ Listing Rule 5605(d)(3). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee and shall have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

10.	The Committee may form and delegate authority to subcommittees as it deems appropriate.

11.	The Committee will annually review and reassess this Charter.

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WESTAMERICA BANCORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on April 27, 2017.

Vote by Internet

- Go to **www.envisionreports.com/wabc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals – The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, EVERY ONE YEAR for Proposal 4, FOR Proposal 5, and AGAINST Proposal 6.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - E. Allen	☐	☐	☐	02 - L. Bartolini	☐	☐	☐	03 - E.J. Bowler	☐	☐	☐
04 - A. Latno, Jr.	☐	☐	☐	05 - P. Lynch	☐	☐	☐	06 - C. MacMillan	☐	☐	☐
07 - R. Nelson	☐	☐	☐	08 - D. Payne	☐	☐	☐	09 - E. Sylvester	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Approve a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02HWFH

Admission to the Meeting

WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS
11:00 A.M. PACIFIC TIME, THURSDAY, APRIL 27, 2017, HILTON GARDEN INN FAIRFIELD, 2200 GATEWAY COURT, FAIRFIELD, CALIFORNIA

Registered holders can avoid registration lines by marking the Meeting Attendance box to the right of your signature on your Proxy Card and returning it to Computershare Investor Services in the enclosed return envelope, or indicate your intent to attend through a toll free telephone vote or Internet vote.

Beneficial Owners holding their shares in a brokerage account or at a bank or other intermediary must proceed to the registration desk and provide the following evidence of ownership: 1) a Legal Proxy, which you can obtain from your bank or broker or other intermediary or your shareholder statement dated on or after February 27, 2017, the Annual Meeting Record Date; and 2) a picture identification.

Because of seating limitations, no more than one guest will be allowed per shareholder.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Westamerica Bancorporation

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PROXY SOLICITED BY THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2017.

The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all full and fractional shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Hilton Garden Inn Fairfield, 2200 Gateway Court, Fairfield, California at 11:00 a.m., Pacific Time, on Thursday, April 27, 2017, upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Proxy, when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR ALL NOMINEES, FOR Proposal 2, FOR Proposal 3, EVERY ONE YEAR for Proposal 4, FOR Proposal 5, and AGAINST Proposal 6 and at the direction of the Proxies on all other matters which may properly come before the meeting.

If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) (the "Plan"), you may direct the Trustee of the Plan to vote all full and fractional shares of Westamerica Bancorporation common stock standing to your credit of your individual account(s) as of February 27, 2017. The Board of Directors of Westamerica Bancorporation recommends a vote FOR ALL NOMINEES, FOR Proposal 2, FOR Proposal 3, EVERY ONE YEAR for Proposal 4, FOR Proposal 5, and AGAINST Proposal 6. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse of this Proxy Card.

If the Trustee does not receive written instructions from you before 11:59 p.m., Central Time, on April 24, 2017, it will vote all the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received.

PLEASE MARK, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)

C Non-Voting Items

Change of Address — Please print your new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +